Exhibit 4.2

FORM OF

TRANSFER AND SERVICING AGREEMENT

among

BAYVIEW COMMERCIAL ASSET TRUST 20[   ]-[  ],

as Issuer

[          ],

as Master Servicer

BLG SECURITIES COMPANY, LLC,

as Depositor

and

[          ],

as Indenture Trustee and Custodian

BAYVIEW COMMERCIAL ASSET TRUST 20[   ]-[  ]

Asset Backed Securities

Dated as of [          ]

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1

Section 1.01. Certain Defined Terms.

1

Section 1.02. Provisions of General Application.

34

ARTICLE II TRANSFER OF TRUST ASSETS

35

Section 2.01. Conveyance of Loan Assets.

35

Section 2.02. Acceptance by Owner Trustee and Acknowledgement by Indenture

Trustee.

39

Section 2.03. Repurchase or Substitution of Mortgage Loans by the Seller or the

Depositor.

41

Section 2.04. Grant of Security Interest; Intended Characterization.

43

Section 2.05. Transmission of Mortgage Files.

45

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS

46

Section 3.01. Representations and Warranties of the Master Servicer.

46

Section 3.02. Representations and Warranties of the Depositor.

47

Section 3.03. Representations and Warranties of the Depositor with respect to the

Mortgage Notes.

49

ARTICLE IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

50

Section 4.01. Duties of the Master Servicer.

50

Section 4.02. Monitoring of Servicers’ Performance.

51

Section 4.03. Master Servicer Fidelity Bond and Master Servicer Errors and

Omissions Insurance Policy.

51

Section 4.04. Master Servicer’s Financial Statements and Related Information.

51

Section 4.05. Power to Act; Procedures.

52

Section 4.06. Servicing Agreements; Enforcement of Servicers’ Obligations.

52

Section 4.07. Collection Account.

53

Section 4.08. Application of Funds in the Collection Account.

54

Section 4.09. [Determination of LIBOR.

56

Section 4.10. Termination of Servicing Agreements; Successor Servicers.

56

Section 4.11. Master Servicer Liable for Enforcement.

57

Section 4.12. No Contractual Relationship Between Servicers and Master Servicer

or Depositor.

57

Section 4.13. Assumption by Indenture Trustee.

58

Section 4.14. “Due-on-Sale” Clauses; “Due-on-Encumbrance” Clauses,

Assumption Agreements; Release of Collateral.

58

Section 4.15. Release of Mortgage Files.

59

Section 4.16. Documents, Records and Funds in Possession of Master Servicer To

Be Held for Indenture Trustee.

60

Section 4.17. Removal of Master Servicer; Resignation of Master Servicer; Term

of Servicing.

61

Section 4.18. [Reserved]

64

Section 4.19. Standard Hazard and Flood Insurance Policies.

64

Section 4.20. Presentment of Claims and Collection of Proceeds.

65

Section 4.21. Maintenance of the Primary Mortgage Insurance Policies.

65

Section 4.22. Indenture Trustee To Retain Possession of Certain Insurance

Policies and Documents.

66

Section 4.23. Realization Upon Defaulted Mortgage Loans.

66

Section 4.24. Compensation to the Master Servicer.

66

Section 4.25. REO Property.

67

Section 4.26. Delinquency Advances and Servicing Advances.

67

Section 4.27. Master Servicer Reports.

68

Section 4.28. Annual Statements as to Compliance.

69

Section 4.29. Annual Independent Public Accountants’ Servicing Statement;

Financial Statements.

69

Section 4.30. Merger or Consolidation.

70

Section 4.31. Reports filed with the Securities and Exchange Commission.

70

Section 4.32. Assignment or Delegation of Duties by the Master Servicer.

71

Section 4.33. Limitation on Liability of the Master Servicer and Others.

72

Section 4.34. Transfer of Servicing.

72

ARTICLE V [RESERVED]

74

ARTICLE VI DEPOSITS AND DISTRIBUTIONS

74

Section 6.01. Rights of the Holders.

74

Section 6.02. Establishment of Trust Accounts and Certificate Distribution

Account.

74

Section 6.03. Investment of Amounts.

80

Section 6.04. Collections.

80

Section 6.05. Flow of Funds.

81

Section 6.06. Disbursement of Funds.

82

Section 6.07. Allocation of Losses.

82

Section 6.08. Reports to Securityholders.

82

Section 6.09. Presentation of Securities.

85

Section 6.10. Compensating Interest.

85

Section 6.11. Certain Provisions With Respect to the Underlying Securities, Rate

Protection Agreements and Swap Agreements.

85

Section 6.12. [The Pre-Funding Account] [The Revolving Account].

86

Section 6.13. [The Capitalized Interest Account].

86

ARTICLE VII REMEDIES

87

Section 7.01. Limitation on Suits.

87

Section 7.02. Restoration of Rights and Remedies.

88

Section 7.03. Rights and Remedies Cumulative.

88

Section 7.04. Delay or Omission Not Waiver.

88

Section 7.05. Control by Securityholders.

88

Section 7.06. Waiver of Past Defaults.

89

Section 7.07. Undertaking for Costs.

89

Section 7.08. Waiver of Stay or Extension Laws.

89

ARTICLE VIII LIMITATION ON LIABILITY; INDEMNITIES

90

Section 8.01. Liabilities of Mortgagors.

90

Section 8.02. Liability of the Depositor.

90

Section 8.03. Relationship of Master Servicer.

90

Section 8.04. Indemnities of the Master Servicer.

91

Section 8.05. Liability of Owner Trustee.

91

ARTICLE IX [RESERVED]

91

ARTICLE X MISCELLANEOUS

92

Section 10.01. Termination of Agreement.

92

Section 10.02. Optional Termination.

92

Section 10.03. Certain Notices upon Final Payment.

93

Section 10.04. Beneficiaries.

93

Section 10.05. Amendment.

93

Section 10.06. Notices.

94

Section 10.07. Merger and Integration.

96

Section 10.08. Headings.

96

Section 10.09. Provision of Information.

97

Section 10.10. Severability of Provisions.

97

Section 10.11. No Proceedings.

97

Section 10.12. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

97

Section 10.13. Counterparts.

98

Section 10.14. Taxes.

98

Section 10.15. Additional Limitation on Action and Imposition of Tax.

99

Section 10.16. Periodic Filings.

100

Section 10.17. Reporting Requirements of the Commission

101

Section 10.18. Rule 144A Information; Periodic Filings.

101

EXHIBITS

Exhibit A	Form of Master Servicer’s Monthly Report
Exhibit B	Form of Initial Certification
Exhibit C	Form of Interim Certification
Exhibit D	Form of Final Certification
Exhibit E	Form of Request for Release of Documents
Exhibit F	Swap Agreements
Exhibit G	Rate Protection Agreements
Exhibit H	List of Servicing Agreements and Subservicing Agreements
Exhibit I	Form of Confirmation and Confidentiality Agreement
Exhibit J	Form of Addition Notice

SCHEDULES

Schedule I	Mortgage Loan Schedule
Schedule I-A	Performing Mortgage Loans
Schedule I-B	Non-Performing Mortgage Loans
Schedule I-C	Simple Interest Mortgage Loans
Schedule I-D	[Reserved]
Schedule I-E	Prepayment Premium Conveyed Mortgage Loans
Schedule I-F	Bi-Weekly Mortgage Loans
Schedule I-G	Convertible Mortgage Loans
Schedule I-H	[Reserved]
Schedule I-I	Holdback Mortgage Loans
Schedule I-J	[Reserved]
Schedule II-A	[Reserved]

[The provisions of the Transfer and Servicing Agreement for each series will be modified as applicable]

TRANSFER AND SERVICING AGREEMENT, dated as of [          ] (this “Agreement” or “Transfer and Servicing Agreement”), among Bayview Commercial Asset Trust 20[   ]-[  ], as Issuer (the “Issuer”), [          ], a [          ], its successors and permitted assigns, as Master Servicer (the “Master Servicer”), BLG Securities Company, LLC, a Delaware limited liability company, as Depositor (the “Depositor”), and [          ], a [          ], its successors and permitted assigns, as Indenture Trustee (the “Indenture Trustee”) and Custodian (the “Custodian”).

W I T N E S S E T H:

WHEREAS, [          ], a [          ] (the “Seller”), has conveyed the Mortgage Loans to the Depositor pursuant to the Purchase Agreement;

[WHEREAS, the Depositor will transfer such Mortgage Loans to the Issuer pursuant to this Agreement;]

WHEREAS, the Depositor will transfer any and all of its rights in certain Rate Protection Agreements and certain other assets to the Issuer pursuant to this Agreement;

WHEREAS, pursuant to the Indenture the Issuer will pledge the Mortgage Loans, the Underlying Securities, the Rate Protection Agreements, the Trust Accounts and other assets constituting the Trust Assets to the Indenture Trustee as security for the Notes; and

WHEREAS, the Master Servicer is willing to act as the Master Servicer hereunder to supervise the servicing of the Mortgage Loans, as provided herein, on behalf of the Custodian, the Issuer and the Indenture Trustee.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Certain Defined Terms.

As used herein, the following terms shall have the following meanings:

[90-Day Delinquency Rate:  With respect to any Due Period, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate outstanding principal balance of all Mortgage Loans 90 days or more delinquent, all Mortgage Loans in foreclosure, and all Mortgage Loans relating to REO Property as of the close of business on the last day of such Due Period, and (ii) after the credit support provided for any Underlying Security has been exhausted, the aggregate outstanding principal balance of all related Underlying Loans 90 days or more delinquent, all related Underlying Loans in foreclosure and all related Underlying Loans relating to REO Property as of the close of business on the last day of such Due Period, and the denominator of which is the Asset Balance for the related Payment Date.]

Accepted Master Servicing Practices:  With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer), or (y) the Servicing Standard applicable to any Servicer, but in no event below the standard set forth in clause (x) above.

Accrual Period:  With respect to the Securities and any Payment Date, the period commencing on the immediately preceding Payment Date (or the Closing Date in the case of the first Payment Date) and ending on the day immediately preceding the current Payment Date.  All calculations of interest on the Class [   ] Certificates and the Class [   ] Notes will be made on the basis of a 360-day year assumed to consist of twelve 30-day months[, and all calculations of interest on the Class [   ] Notes will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days].

[Addition Notice:  With respect to each sale of Subsequent Mortgage Loans to the Trust pursuant to Section [   ] of this Agreement, a notice from the Depositor substantially in the form of Exhibit J hereto delivered to the Indenture Trustee, the Owner Trustee, [the Administrator], the Master Servicer and each Rating Agency.]

[Additional Mortgage Loan:  A Mortgage Loan that is conveyed as of the Transfer Date to the Trust by the Depositor pursuant to a Transfer Supplement to the Purchase Agreement, which Mortgage Loan shall be identified in such Transfer Supplement as a Additional Mortgage Loan and added by the Depositor to the Mortgage Loan Schedule.]

Adjustable Rate Mortgage Loan:  A Mortgage Loan that provides for the adjustment of the Mortgage Rate payable in respect thereto, identified as such on the Mortgage Loan Schedule.

Adjustable Rate Performing Mortgage Loan:  Any Adjustable Rate Mortgage Loan that is a Performing Mortgage Loan.

Administration Agreement:  The administration agreement dated as of [          ], among the Administrator, the Issuer and the Custodian, as such may be amended or supplemented from time to time.

Administrator:  [          ], a national banking association, and any successor in interest.

Advances:  Delinquency Advances and Servicing Advances.

Adverse Claim:  Any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than any security interest created under this Agreement.

Affiliate:  With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement:  This Transfer and Servicing Agreement, as amended from time to time, including all exhibits and schedules hereto.

Applied Loss Amount:  With respect to any Payment Date, the amount, if any, by which (x) the aggregate principal balance of the Notes after giving effect to distributions on such date, but before giving effect to any application of the Applied Loss Amount, exceeds (y) the Asset Balance for such date.

Asset Balance:  With respect to any Payment Date, the sum of the Pool Balance for such date and the Underlying Securities Balance for such date.

Assignment:  With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the Mortgage.

Assignment Agreement:  [to be provided if applicable.]

Authorized Officer:  With respect to any corporation or limited liability company, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or the members and manager of such limited liability company specifically authorized in resolutions of the Board of Directors of such corporation or limited liability company to sign agreements, instruments or other documents in connection with this Agreement on behalf of such corporation or limited liability company, as the case may be.  With respect to any trust, any Authorized Officer of the corporate trustee or any individual co-trustee.

[Available Funds Cap:  With respect to each Class of Notes and any Payment Date, (A)(1)(a) the sum of (i) the aggregate of interest accrued (whether or not collected or advanced) for the related Due Period on all the Mortgage Loans at the applicable Net Mortgage Rates, (ii) any amount received with respect to such Payment Date under the terms of any Rate Protection Agreement (net of any Excess Cap Amount sold by the Issuer pursuant to Section 6.11) and (iii) any interest distributable on the Underlying Securities with respect to such Payment Date minus (b) the sum of (i) the Owner Trustee Fee, if any, for such Payment Date, (ii) the Swap Payment Amount, if any, for such Payment Date, and (iii) the aggregate of interest accrued for the related Accrual Period on all Classes of Securities having a higher priority of distribution than such Class divided by (2) the Class Principal Balance of such Class immediately prior to such Payment Date multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.]

Balloon Loan:  A Mortgage Loan with a Monthly Payment that does not fully amortize the principal amount of such Mortgage Loan over its term to stated maturity and that requires a substantial principal payment at maturity.

Balloon Payment:  With respect to any Balloon Loan, a payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is greater than the preceding Monthly Payment.

Basic Documents:  This Agreement, the Indenture, the Trust Agreement, the Purchase Agreement, the Servicing Agreements and any other agreements relating to the servicing of the Mortgage Loans, the Securities Transfer Agreement, the Custody Agreement, the Administration Agreement, the Underwriting Agreement, any Rate Protection Agreement, any Swap Agreement, and any amendment or supplement to any such document.

[Basis Risk Shortfall:  With respect to any Payment Date and to any Class of Notes, the amount, if any, by which (i) the aggregate amount by which interest distributed on such Class on previous Payment Dates has been reduced by application of the Available Funds Cap, together with interest on such amounts at the applicable Interest Rate without regard to the applicable Available Funds Cap, exceeds (ii) the aggregate of amounts previously distributed on such Class in respect of such amounts.]

Bi-Weekly Mortgage Loan:  Each Mortgage Loan listed on Schedule I-F hereto.

Book-Entry Security:  Any Security registered in the name of the Depository or its nominee.

Business Day:  Any day other than a Saturday or a Sunday, or another day on which banks in the State of Maryland, the State of Minnesota, the State of North Carolina or the State of New York (or such other states in which the Corporate Trust Office or the principal offices of the Master Servicer or any Servicer are subsequently located, as specified in writing by such party to the other parties hereto) are required, or authorized by law, to close.

[Capitalized Interest Account:  The account created and maintained by the [Administrator] pursuant to Section [   ].]

[Capitalized Interest Requirement:  With respect to any Payment Date to and including the Payment Date following the end of the Pre-Funding Period, an amount equal to the product of (i) the weighted average Net Mortgage Rate of the Mortgage Loans divided by 12, multiplied by (ii) the excess of (a) the balance in the Pre-Funding Account as of the Closing Date over (b) the aggregate Principal Balance of the Subsequent Mortgage Loans that will have a scheduled interest payment included in the related Interest Remittance Amount for such Payment Date.]

Carryforward Interest: With respect to any Payment Date and to each Class of Securities other than the Residual Interest Certificate, the amount, if any, by which (i) the sum of (x) Current Interest for such Class for the immediately preceding Payment Date and (y) any unpaid Carryforward Interest, together with interest on such amounts at the applicable Interest Rate, for such Class from previous Payment Dates exceeds (ii) the amount distributed in respect of interest on such Class on such immediately preceding Payment Date.

CERCLA:  The Comprehensive Environmental Response, Compensation and Liability Act of 1980.

Certificate:  Any of the Class [   ] Certificates and the Residual Interest Certificates issued pursuant to the Trust Agreement.

Certificate Distribution Account:  The separate Eligible Account established and maintained by the Indenture Trustee pursuant to Section 6.02(a)(iv).

Certificate Register:  As defined in the Trust Agreement.

Certificateholder:  As defined in the Trust Agreement.

Civil Relief Act:  The Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended.

Class:  Any Securities having the same class designation.

Class [   ] Notes:  [to be provided or omitted, as applicable]

Class [   ] Certificates:  [to be provided or omitted, as applicable]

Class Notional Balance:  [to be provided or omitted, as applicable]

Class Principal Balance:  With respect to any Class of Notes and any date, the initial aggregate principal balance of the Notes of such Class less the sum of (i) all amounts previously distributed to Holders of the Notes of such Class with respect to principal pursuant to Section 6.05 hereof and (ii) all Applied Loss Amounts previously allocated to such Class pursuant to Section 6.07.

Closing Date:  [          ].

Code:  The Internal Revenue Code of 1986, as amended.

Collection Account:  The separate Eligible Account established and maintained by the Master Servicer, on behalf of the Indenture Trustee, pursuant to Section 4.07.

Combined Loan-to-Value Ratio:  With respect to any Junior Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is equal to the outstanding Principal Balance of such Mortgage Loan as of the Cut-off Date, plus the aggregate outstanding principal balance of the mortgage loan senior thereto, and the denominator of which is equal to the value of the related Mortgaged Property on the basis of the lesser of the appraised value at origination or the sales price of such Mortgaged Property.

Commission:  The United States Securities and Exchange Commission.

Compensating Interest:  With respect to any Payment Date, an amount equal to the lesser of (i) the aggregate of the Master Servicing Fees payable to the Master Servicer with respect to all Mortgage Loans for such Payment Date and (ii) the aggregate of prepayment interest shortfalls with respect to the Mortgage Loans for such Payment Date.

Control:  The meaning specified in Section 8-106 of the New York UCC.

Convertible Mortgage Loan:  Any Adjustable Rate Mortgage Loan listed, together with the applicable purchase price percentage, on Schedule I-G hereto, which by its terms grants to the related Mortgagor the option to convert the interest rate borne by such Mortgage Loan from an adjustable interest rate to a fixed interest rate.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

Corporate Trust Office:  [          ].

Counterparty:  Any counterparty to the Issuer entitled to payment by the Issuer under any Swap Agreement.

[Credit Test:  The “Credit Test” will have been satisfied with respect to any Payment Date on or after the Stepdown Date if during the applicable period either (x) each of the applicable standards specified below for cumulative Realized Losses is satisfied or (y) the Overcollateralization Amount for such date equals the Targeted Overcollateralization Amount for such date.

(a)

Beginning on the Payment Date in [          ] and ending on the Payment Date in [          ], if (i) the Cumulative Realized Loss Percentage is less than [   ]% of the Current Overcollateralization Percentage and (ii) the Three Month Average 90-Day Delinquency Rate is less than [   ]% of the Current Overcollateralization Percentage; and

(b)

Beginning on the Payment Date in [          ] and thereafter, if (i) the Cumulative Realized Loss Percentage is less than [   ]% of the Current Overcollateralization Percentage and (ii) the Three Month Average 90-Day Delinquency Rate is less than [   ]% of the Current Overcollateralization Percentage.]

[Cumulative Realized Loss Percentage:  With respect to any Payment Date, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Realized Losses on the Mortgage Loans as of such Payment Date and (ii) after the credit support provided for any Underlying Security has been exhausted, the aggregate Realized Losses on the related Underlying Loans as of such Payment Date and the denominator of which is the Cut-off Date Asset Balance.]

Current Interest: With respect to each Class of Securities other than the Residual Interest Certificates and the Class [   ] Certificates and any Payment Date, the aggregate amount of interest accrued during the applicable Accrual Period at the applicable Interest Rate on the Class Principal Balance or Class Notional Balance of such Class immediately prior to such Payment Date.

Current Overcollateralization Percentage:  With respect to any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Overcollateralization Amount for such Payment Date and the denominator of which is the Asset Balance for such date.

Custodial Account:  The custodial account maintained by a Servicer pursuant to a Servicing Agreement.

Custodian:  [          ], a national banking association, and any successor in interest, in its capacity as custodian under the Custody Agreement.

Custodian Fee:  With respect to each Payment Date, the product of the Custodian Fee Rate and the aggregate Principal Balance of the Mortgage Loans as of the opening of business on the first day of the related Due Period (or, in the case of the first Payment Date, as of the Cut-off Date).

Custodian Fee Rate:  [   ]% per annum.

Custody Agreement:  The custody agreement dated as of [          ] among the Custodian, the Depositor and the Issuer, as such may be amended or supplemented from time to time.

Cut-off Date:  [          ].

Cut-off Date Asset Balance:  The sum of the Cut-off Date Pool Balance and the Initial Underlying Securities Balance.

Cut-off Date Pool Balance:  [The Pool Balance as of the Cut-off Date] [With respect to the Mortgage Loans in the Trust on the Closing Date, the sum of (i) the aggregate Principal Balance for all such Initial Mortgage Loans as of [          ] and (ii) the Pre-Funding Amount].

Debt:  For any Person, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA.

[Deferred Amount:  Any Basis Risk Shortfall or Deferred Principal Amount.]

[Deferred Principal Amount:  With respect to any Payment Date and to any Class of Notes, the amount, if any, by which (i) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof, together with interest thereon at the applicable Interest Rate, exceeds (ii) the aggregate of amounts previously distributed on such Class in reimbursement of such amounts.]

Deficient Valuation:  With respect to any Mortgage Loan, the dollar amount of any reduction in the principal balance owed by the related Mortgagor, as ordered by a court in connection with a bankruptcy proceeding with respect to the related Mortgagor.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

Delinquency Advance:  With respect to the Master Servicer, as defined in Section 4.26(a) hereof, and with respect to any Servicer, any advance of funds in respect of a delinquent Monthly Payment made pursuant to the terms of the applicable Servicing Agreement.

Delinquent:  A Mortgage Loan shall be considered to be Delinquent in payment if any payment contractually due thereon has not been made by the close of business on the Due Date therefor.  Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.  Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Depositor:  BLG Securities Company, LLC, a Delaware limited liability company, and its successors and assigns.

Depository:  The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

Determination Date:  With respect to any Payment Date, the [   ] day of the month in which such Payment Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

Direct Participant:  Any broker-dealer, bank or other financial institution for which the Depository holds the Book-Entry Securities from time to time as a securities depository.

Dollar and $:  Lawful currency of the United States of America.

Due Date:  The day of the calendar month in which the Monthly Payment on a Mortgage Loan is due.

Due Period:  The period from and including the second day of the calendar month preceding the calendar month in which any Payment Date occurs to and including the first day of the calendar month in which such Payment Date occurs.

Electronic Ledger:  The electronic master record of the Mortgage Loans maintained by the Master Servicer or any Servicer.

Eligible Account:  (i) An account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody’s and A-1+ by S&P at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and to each Rating Agency, the Securityholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Securities as evidenced by a letter from each Rating Agency to the Indenture Trustee.  Eligible Accounts may bear interest.

Eligible Investments:  [Any of the following (which may be purchased by or through the Indenture Trustee, the Master Servicer or any of their respective Affiliates):

(a)

obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(b)

repurchase agreements on obligations specified in clause (a);  provided, that the short-term debt obligations of the party agreeing to repurchase are rated no less than F1 by Fitch (or if not rated by Fitch, A-1 by S&P) and P-1 by Moody’s;

(c)

federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state; provided, that the short-term obligations of such depository institution or trust company are rated no less than F1 by Fitch (or if not rated by Fitch, A-1 by S&P) and P-1 by Moody’s;

(d)

commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated no less than F1 by Fitch (or if not rated by Fitch, A-1 by S&P) and P-1 by Moody’s;

(e)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a short-term credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, no less than F1 by Fitch (or if not rated by Fitch, A-1 by S&P) and P-1 by Moody’s; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Assets to exceed [   ]% of the sum of the Asset Balance; provided, further, that such securities will not be Eligible Investments if they are identified as being under review with negative implications from either Rating Agency;

(f)

securities of money market funds or mutual funds rated AAAm or AAAm-G by S&P or, if not rated by S&P, AAA or better by Fitch and Aa1 by Moody’s (including any such funds for which the Indenture Trustee in its individual capacity or the Master Servicer, or any of their respective Affiliates, receives compensation as administrator, sponsor, agent or the like); and

(g)

any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security, or other investment rated in the highest rating category by each Rating Agency or otherwise approved in writing by each Rating Agency;

provided that (A) such obligation or security is held for a temporary period pursuant to Treasury Regulation Section 1.860G-2(g)(1) and (B) no instrument described above is permitted to evidence either the right to receive (a) only interest or only principal with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.]

Entitlement Holder:  The meaning specified in Section 8-102(a)(7) of the New York UCC.

Entitlement Order:  The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

Event of Master Servicer Default:  As defined in Section 4.17.

[Excess Cashflow:  With respect to any Payment Date, the sum of (a) Excess Interest for such date and (b) the Overcollateralization Release Amount for such date.]

[Excess Interest:  With respect to any Payment Date, the sum of (x) the amount of any Interest Remittance Amount remaining after application pursuant to clauses (i) through (x) of Section 6.05(b) on such date and (y) the proceeds of the sale of any Excess Cap Amount.]

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Excluded Servicing Obligations:  As defined in Section 4.01 hereof.

Extra Principal Distribution Amount:  With respect to any Payment Date, the lesser of (a) Excess Interest for such Payment Date and (b) the Overcollateralization Deficiency for such date.

FDIC:  The Federal Deposit Insurance Corporation.

Fee Letter Agreement:  The fee letter agreement between the Owner Trustee and the Seller attached as Exhibit F to the Trust Agreement.

FHA:  The Federal Housing Administration.

FHA Approved Mortgagee:  A corporation or other entity approved as a mortgagee by FHA under the Housing Act and applicable FHA Regulations, and eligible to own and service, as applicable, loans insured by the FHA.

FHA Insurance:  An insurance policy granted by the FHA with respect to any Mortgage Loan.

FHA Mortgage Loan:  At any time, any Mortgage Loan that is subject to FHA Insurance and eligible for reimbursement thereunder.

FHA Regulations:  Regulations promulgated by HUD under the Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to mortgage loans insured by the FHA, including, without limitation, related handbooks, circulars, notices and mortgagee letters.

FHA/VA Claim Proceeds:  Either (i) the amount of insurance proceeds received from the FHA under FHA Insurance in the event of a default with respect to an FHA Mortgage Loan or (ii) the amount of proceeds received from the VA under a VA Guaranty in the event of a default with respect to a VA Mortgage Loan.

FHLMC:  The Federal Home Loan Mortgage Corporation.

Financial Asset:  The meaning specified in Section 8-102(a)(9) of the New York UCC.

Fitch:  Fitch Ratings or any successor thereto.

Fixed Rate Mortgage Loan:  A Mortgage Loan that has a fixed Mortgage Rate, identified as such on the Mortgage Loan Schedule.

Fixed Rate Performing Mortgage Loan:  Any Fixed Rate Mortgage Loan that is a Performing Mortgage Loan.

FNMA:  The Federal National Mortgage Association.

Full Recourse Servicing Agreement:  Any Servicing Agreement that obligates the related Servicer to make delinquency advances in respect of FHA Mortgage Loans or VA Mortgage Loans without regard to recoverability thereof from the proceeds of the related Mortgage Loans, or to pay buydown amounts or realized loss amounts with respect to the related Mortgage Loans from its own funds.

GAAP:  Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

Government Securities:  [to be provided or omitted, as applicable].

Government Securities Account:  [to be provided or omitted, as applicable].

Governmental Authority:  The United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

Holdback Amount:  With respect to any Holdback Mortgage Loan, any portion of the indebtedness evidenced by the related Mortgage Note that is not disbursed to the related Mortgagor, and is held in a custodial account established by the Servicer for the benefit of the Trust, as identified on Schedule I-I attached hereto.

Holdback Mortgage Loan:  Each Mortgage Loan listed on Schedule I-I hereto.

Housing Act:  The National Housing Act of 1934, as amended.

HUD:  United States Department of Housing and Urban Development.

Indenture:  The indenture dated as of [          ], between the Issuer and the Indenture Trustee, as such may be amended or supplemented from time to time.

Indenture Trustee:  [          ], a national banking association, and any successor in interest, in its capacity as indenture trustee under the Indenture.

Indenture Trustee Fee:  With respect to each Payment Date, the product of the Indenture Trustee Fee Rate and the Asset Balance as of the opening of business on the first day of the related Due Period (or, in the case of the first Payment Date, as of the Cut-off Date).

Indenture Trustee Fee Rate:  [   ]% per annum.

Independent Public Accountant:  Any of (a) Deloitte & Touche LLP, (b) PricewaterhouseCoopers, (c) Ernst & Young LLP and (d) KPMG LLP (and any successors of the foregoing); provided, that such firm must be independent with respect to the Master Servicer or any Servicer, as the case may be, within the meaning of the Securities Act.

Index:  With respect to each Adjustable Rate Mortgage Loan, the index specified in the related Mortgage Note or installment sale contract that, when added to the gross margin specified therein, equals the Mortgage Rate thereon.

Indirect Participant:  Any financial institution for which any Direct Participant holds an interest in a Book-Entry Security.

Initial Aggregate Note Principal Balance:  $[   ].

[Initial Mortgage Loan:  A Mortgage Loan that is conveyed to the Trust pursuant to this Agreement on the Closing Date.  The Initial Mortgage Loans subject to this Agreement are identified on the Mortgage Loan Schedule annexed hereto as Schedule I and have an aggregate Principal Balance as of the Cut-off Date of $[          ].]

Initial Underlying Securities Balance:  $[   ].

Insurance Policy:  Any hazard, title, flood, environmental or primary mortgage or other insurance policy, including any Primary Mortgage Insurance Policy, relating to a Mortgage Loan.

Insurance Proceeds:  With respect to any Payment Date, all insurance proceeds received by the Master Servicer or any Servicer during the related Prepayment Period (including, without limitation, the proceeds of any hazard insurance, flood insurance or title insurance policies, or Primary Mortgage Insurance Policies, and payments made by the Master Servicer or any Servicer pursuant hereto in respect of a deductible clause in any blanket policy) that are not Liquidation Proceeds, that are not applied to the restoration or repair of the related Property or other servicing expenses or released to the related Mortgagor in accordance with the normal servicing procedures of the Master Servicer or such Servicer, and were applied by the Master Servicer or such Servicer to reduce the Principal Balance of the related Mortgage Loan or to pay interest on the related Mortgage Loan.

Interest Rate:  With respect to each Class of Notes, the per annum rate of interest applicable to Notes of such Class, as specified below:

Class	Interest Rate
[ ]	[to be provided, as applicable]
[ ]	[to be provided, as applicable]
[ ]	[to be provided, as applicable]
[ ]	[ ]

Interest Remittance Amount:  With respect to any Payment Date, to the extent conveyed to the Issuer hereunder and received by the Master Servicer (or, in the case of clause (vii), by the Indenture Trustee) and to the extent provided in this Agreement and the applicable Servicing Agreement, (a) the sum of (i) all interest collected or advanced or otherwise remitted in respect of Monthly Payments, other than any prepayment premiums or yield maintenance payments, during the related Due Period (less (x) the Master Servicing Fee and the applicable Servicing Fees, (y) Outstanding Advances and other amounts due to the Master Servicer, the Servicers, the Custodian or the Indenture Trustee (other than the Indenture Trustee Fee), to the extent allocable to interest, and (z) any Net Prepayment Interest Excess for such Payment Date), (ii) any Compensating Interest paid by the Master Servicer and any amounts paid by any Servicer in respect of prepayment interest shortfalls with respect to such Payment Date, (iii) the portion of the Purchase Price allocable to interest (less Outstanding Advances, to the extent allocable to interest) and other amounts due the Master Servicer, the Servicers, the Custodian or the Indenture Trustee, to the extent allocable to interest) of each Mortgage Loan that was purchased from the Trust during the related Prepayment Period, (iv) the portion of any Substitution Amount allocable to interest paid during the related Prepayment Period, (v) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to interest, less Outstanding Advances, to the extent allocable to interest, and other amounts due the Master Servicer, the Servicers, the Custodian or the Indenture Trustee, to the extent allocable to interest, (vi) all Subsequent Recoveries collected during the related Prepayment Period, (vii) any distribution of interest received with respect to the Underlying Securities by the Indenture Trustee on the related Underlying Payment Date, (viii) any payments received with respect to such Payment Date under any Rate Protection Agreement and (ix) the Yield Maintenance Amount, if any, as reduced by (b) any expenses of the Indenture Trustee reimbursable by the Issuer pursuant to this Agreement or the Indenture and not reimbursed pursuant to clauses (a)(i), (a)(iii) or (a)(v) above, and any expenses of the Owner Trustee reimbursable by the Issuer pursuant to this Agreement or the Trust Agreement.  [For each Payment Date up to and including the Payment Date in [           ], the Interest Remittance Amount shall include amounts distributable from the Capitalized Interest Account in an amount equal to the Capitalized Interest Requirement for such Payment Date.]

Investment Company Act:  The Investment Company Act of 1940, as amended.

Issuer:  Bayview Commercial Asset Trust 20[   ]-[  ].

Junior Mortgage Loan:  Any Mortgage Loan that is secured by a junior lien on the related Mortgaged Property.

[LIBOR:  As to any Accrual Period other than the initial Accrual Period, the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on the related LIBOR Rate Adjustment Date.  “Telerate Screen Page 3750” means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying one-month LIBOR or comparable rates as may be selected by the Master Servicer), the rate will be the Reference Bank Rate.  The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of the LIBOR Notes then outstanding.  The Master Servicer will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations.  If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Master Servicer as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month.  If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date.]

LIBOR for the initial Accrual Period shall be [   ]%.

LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England or in the city of New York, New York are required or authorized by law to be closed.

LIBOR Rate Adjustment Date:  With respect to any Accrual Period, the second LIBOR Business Day immediately prior to the commencement of such Accrual Period.

Liquidated Mortgage Loan:  As to any Payment Date, any Mortgage Loan in respect of which the related Servicer or the Master Servicer, as applicable, has determined, in accordance with the servicing procedures specified herein and in the applicable Servicing Agreement, as of the end of the related Due Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

Liquidation Expenses:  Customary and reasonable out-of-pocket expenses exclusive of overhead which are incurred by a Servicer or the Master Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any Outstanding Advances expended by any Servicer or the Master Servicer with respect to such Mortgage Loan.

Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, any amounts (including the proceeds of any Insurance Policy and the proceeds from the sale of REO Property, and including any FHA/VA Claim Proceeds not retained by the applicable Servicer pursuant to the related Servicing Agreement) recovered by the Master Servicer or any Servicer in connection with such Liquidated Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law.

Loan Assets:  Collectively, the Mortgage Loans and the Underlying Securities.

Loan Collateral:  With respect to any Mortgage Loan, the related Mortgaged Property and any personal property securing the related Mortgage Loan, including any lessor’s interest in such property, whether characterized or recharacterized as an ownership or security interest, and including any accounts or deposits pledged to secure such Mortgage Loan.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is equal to the outstanding Principal Balance of such Mortgage Loan as of the Cut-off Date, and the denominator of which is equal to the value of the related Mortgaged Property on the basis of the lesser of the appraised value at origination or the sales price of such Mortgaged Property.

Majority Holder of the Residual Interest Certificates:  The Holder of more than 50% of the Percentage Interest in the Residual Interest Certificates.

Manufactured Home:  A new or used unit of manufactured housing.

Manufactured Housing Loan:  A Mortgage Loan made to finance the purchase of a Manufactured Home.

Master Servicer:  [          ] or any successor or permitted assign under the terms of this Agreement.

Master Servicer Remittance Date:  With respect to any Payment Date, the Business Day immediately preceding such Payment Date.

Master Servicer’s Monthly Report:  The report containing the information described in Section 4.27 hereof, in substantially the form of Exhibit A hereto.

Master Servicing Fee:  Subject to Section 4.13, with respect to each Payment Date and each Loan Asset, the product of the Master Servicing Fee Rate and the Principal Balance or Principal Amount of such Loan Asset as of the start of the related Due Period (or, in the case of the first Payment Date, as of the Cut-off Date).

Master Servicing Fee Rate:  Subject to Section 4.13, [   ]% per annum.

Maturity Date:  [          ]

Maximum Master Servicing Fee Rate:  [   ]% per annum.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware Corporation, or any successor in interest thereto.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage, or an Assignment, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

Mixed Use Property:  A property occupied for both residential and commercial purposes.

Monthly Payment:  The scheduled monthly principal and interest payment on a Mortgage Loan for any month, as such monthly payment may have been reduced by any Deficient Valuation.  The Monthly Payment on each Balloon Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan.  The Monthly Payment for any Bi-Weekly Mortgage Loan shall be deemed to include all bi-weekly payments due on such Mortgage Loan during the related Due Period.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.

Mortgage:  The written instrument creating a valid lien on real property or a Manufactured Home, which instrument may be in the form of a mortgage, deed of trust, deed to secure debt or security deed, certificate of title or other instrument creating a lien on or interest in the Loan Collateral; or, in the case of a Cooperative Loan, the Security Agreement.

Mortgage File:  As defined in Section 2.01 hereof.

Mortgage Loan:

(a)

either

(i)

a fixed rate closed-end (which term includes a revolving line of credit under which no additional amounts may be drawn and a Partially Disbursed Mortgage Loan under which Additional Loan Amounts may be advanced and a Holdback Mortgage Loan under which Holdback Amounts may be disbursed or applied to principal) mortgage loan and promissory note or installment sale contract, including the right to payment of any interest or finance charges and other obligations of the Mortgagor with respect thereto, listed on the Mortgage Loan Schedule and included as part of the Trust Assets; or

(ii)

an adjustable rate closed-end (which term includes a revolving line of credit under which no additional amounts may be drawn and a Partially Disbursed Mortgage Loan under which Additional Loan Amounts may be advanced and a Holdback Mortgage Loan under which Holdback Amounts may be disbursed or applied to principal) mortgage loan and promissory note or installment sale contract, including the right to payment of any interest or finance charges and other obligations of the Mortgagor with respect thereto, listed on the Mortgage Loan Schedule and included as part of the Trust Assets;

(b)

all security interests or liens and real and personal property subject thereto from time to time purporting to secure payment by the related Mortgagor;

(c)

all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, Uniform Commercial Code financing statements, certificates of title or other title documentation and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Mortgage Loan;

(d)

all collections with respect to any of the foregoing;

(e)

all Records with respect to any of the foregoing; and

(f)

all proceeds of any of the foregoing.

[The term “Mortgage Loan” shall include any [Initial Mortgage Loan] [Subsequent Mortgage Loan] and [Additional Mortgage Loan] listed on the Mortgage Loan Schedule, as amended from time to time.]

Mortgage Loan Certificate:  With respect to each Mortgage Loan with FHA Insurance, the mortgage insurance certificate evidencing such insurance.

Mortgage Loan Negative Amortization:  With respect to any Adjustable Rate Mortgage Loan that provides for negative amortization, an amount added to the principal balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note, generally equal to the excess, if any, of interest accrued at the Mortgage Rate for any month over the greater of (a) the amount of the Monthly Payment for such month and (b) the amount of interest received in respect of such month from the related Mortgagor.

Mortgage Loan Schedule:  As of any date, the list of Mortgage Loans included in the Trust Assets, attached hereto as Schedule I (and subdivided into Schedule I-A, Schedule I-B, Schedule I-C, Schedule I-D, Schedule I-E, Schedule I-F, Schedule I-G, Schedule I-H and Schedule I-I).  The Mortgage Loan Schedule may be amended from time to time to reflect the addition of Mortgage Loans [(including the addition of any [Subsequent] [Additional] Mortgage Loans)], or the deletion of Mortgage Loans, from the Trust, and shall be prepared by or on behalf of the Depositor and shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the city, state and zip code;

(iv)

a code indicating whether the Mortgaged Property is owner-occupied;

(v)

the type of residential dwelling, if any, constituting the Mortgaged Property;

(vi)

the lien position of such Mortgage Loan;

(vii)

whether such Mortgage Loan is a Balloon Loan;

(viii)

whether such Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

(ix)

the original term to maturity (from origination or, if such Mortgage Loan has been modified, from modification);

(x)

the stated remaining months to maturity from the Cut-off Date based on the amortization schedule;

(xi)

the Loan-to-Value Ratio or, in the case of Junior Mortgage Loans, the Combined Loan-to-Value Ratio, at origination;

(xii)

the current Loan-to-Value Ratio or, in the case of Junior Mortgage Loans, the current Combined Loan-to-Value Ratio;

(xiii)

the Mortgage Rate as of the Cut-off Date;

(xiv)

the date on which the first Monthly Payment was due on the Mortgage Loan;

(xv)

the Due Date currently in effect;

(xvi)

the stated maturity date;

(xvii)

the amount of the Monthly Payment due on the first Due Date on or after the Cut-off Date;

(xviii)

the last Due Date on which a Monthly Payment was actually applied to the unpaid Principal Balance;

(xix)

the original principal amount of the Mortgage Loan;

(xx)

the outstanding scheduled principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xxi)

in the case of each Adjustable Rate Mortgage Loan, the gross margin;

(xxii)

a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xxiii)

in the case of each Adjustable Rate Mortgage Loan, the maximum mortgage rate;

(xxiv)

in the case of each Adjustable Rate Mortgage Loan, the minimum mortgage rate;

(xxv)

the Mortgage Rate at origination;

(xxvi)

in the case of each Adjustable Rate Mortgage Loan, the periodic rate cap;

(xxvii)

in the case of each Adjustable Rate Mortgage Loan, the Index;

(xxviii) in the case of each Adjustable Rate Mortgage Loan, the first adjustment date immediately following the Cut-off Date;

(xxix)

in the case of each Adjustable Rate Mortgage Loan, the rounding code (nearest 0.125%);

(xxx)

a code indicating the Servicer and related Servicing Fee Rate;

(xxxi)

a code indicating whether such Mortgage Loan is a Pool PMI-Insured Mortgage Loan;

(xxxii)

a code identifying the Pool PMI Insurer, if any;

(xxxiii) whether such Mortgage Loan provides for negative amortization;

(xxxiv)

in the case of a Holdback Mortgage Loan, the related Holdback Amount; and

(xxxv)

if such Mortgage Loan is a Retained Interest Mortgage Loan, the Retained Interest Rate.

Mortgage Note:  The original executed promissory note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or if such Mortgage is not evidenced by a promissory note, the original executed document or other instrument primarily evidencing the indebtedness of the Mortgagor under such Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note, which is set forth in such Mortgage Note.

Mortgaged Property:  Either of (x) the fee simple interest (or, in the case of certain commercial real estate, leasehold interest) in real property, together with improvements thereto and any fixtures, leases and other real or personal property securing the related Mortgage Note, (y) the related Manufactured Home or (z) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor:  With respect to any Mortgage Loan, the Person or Persons primarily obligated to make payments in respect thereto.

Multifamily Property:  A multifamily residential rental property consisting of five or more dwelling units.

Net Insurance Proceeds:  As to any Mortgage Loan, any Insurance Proceeds received with respect thereto net of amounts payable therefrom to the Master Servicer or any Servicer in respect of Outstanding Advances relating to such Mortgage Loan.

Net Liquidation Proceeds:  As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) amounts payable therefrom to the Master Servicer or any Servicer in respect of Liquidation Expenses and Outstanding Advances relating to such Mortgage Loan and (ii) any Seller Amounts relating to such Mortgage Loan.

Net Mortgage Rate:  As to each Mortgage Loan, with respect to any date of determination, a rate per annum equal to the excess of the Mortgage Rate in effect as of the Due Date in the preceding calendar month over the sum of the applicable Servicing Fee Rate, the Master Servicing Fee Rate, the Indenture Trustee Fee Rate, the Custodian Fee Rate, any lender-paid primary mortgage insurance premium expressed as an annual rate.

Net Prepayment Interest Excess:  With respect to any Payment Date, the excess, if any, of the Gross Prepayment Interest Excess with respect to the Non-Servicer Obligated Mortgage Loans for such Payment Date over the Gross Prepayment Interest Shortfall with respect to such Mortgage Loans for such Payment Date.

New York UCC:  The Uniform Commercial Code as in effect in the State of New York.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

Non-Performing Mortgage Loan:  Each Mortgage Loan listed on Schedule I-B hereto.

Non-Recoverable Advance:  Any Advance which a Servicer, the Master Servicer or the Indenture Trustee, as applicable, has determined in its good faith business judgment will not or, in the case of a proposed Advance, would not, be ultimately recoverable by such Servicer, the Master Servicer or the Indenture Trustee from late payments, Insurance Proceeds, Liquidation Proceeds and other collections or recoveries in respect of the related Mortgage Loan or REO Property.  The determination by a Servicer or the Master Servicer that it has made a Non-Recoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Indenture Trustee and the Depositor setting forth such determination and the procedures and considerations of such Servicer or the Master Servicer forming the basis of such determination, which shall include a copy of any information or reports obtained by a Servicer or the Master Servicer which may support such determination.

Note:  Any of the Class [   ] Notes issued pursuant to the Indenture.

Note Distribution Account:  The separate Eligible Account established and maintained by the Indenture Trustee pursuant to Section 6.02(a)(ii).

Note Register:  As defined in the Indenture.

Noteholder:  As defined in the Indenture.

Officer’s Certificate:  With respect to any Person, a certificate signed by an Authorized Officer of such Person or, in the case of the Master Servicer or a Servicer, by a Servicing Officer.

Opinion of Counsel:  A written opinion of counsel (who may be counsel to the Seller, the Depositor, the Master Servicer or a Servicer), which opinion is reasonably acceptable to the Indenture Trustee or the Issuer, as applicable.  With respect to any opinion dealing with federal income tax matters, such counsel must (i) in fact be independent of the Seller, the Depositor, the Master Servicer, the Indenture Trustee, the Owner Trustee and each Servicer, (ii) not have any direct financial interest in the Seller, the Depositor, the Master Servicer, the Indenture Trustee, the Owner Trustee or a Servicer or in any Affiliate of any of them and (iii) not be connected with the Seller, the Depositor, the Master Servicer, the Indenture Trustee, the Owner Trustee or a Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

[Original Capitalized Interest Amount:  $[        ].]

Originator:  The Person that originated the Mortgage Loan pursuant to a written agreement with the related Mortgagor.

Outstanding Advances:  As of any date with respect to a Mortgage Loan, the total amount of Advances made on such Mortgage Loan for which the Master Servicer or any Servicer has not been reimbursed, to the extent that the Master Servicer is entitled to reimbursement hereunder or such Servicer is entitled to reimbursement therefor pursuant to the applicable Servicing Agreement.

Overcollateralization Amount:  With respect to any Payment Date, the amount, if any, by which (a) the Asset Balance for such date exceeds (b) the aggregate principal balance of the [          ] Notes on such date after giving effect to distributions on such Payment Date.

Overcollateralization Deficiency:  With respect to any Payment Date other than the first Payment Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Payment Date exceeds (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Class Principal Balances of the Notes resulting from the distribution of the Principal Remittance Amount (but not the Extra Principal Distribution Amount) on such Payment Date, but prior to allocation of any Applied Loss Amount on such Payment Date.  With respect to the first Payment Date, the Overcollateralization Deficiency will be equal to the amount, if any, by which the Overcollateralization Amount on the Closing Date exceeds the amount calculated as described in clause (y).

Overcollateralization Release Amount:  With respect to any Payment Date, the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such date in reduction of the Class Principal Balances of the Notes, exceeds (ii) the Targeted Overcollateralization Amount for such date.

Owner Trustee:  [          ], a [          ], and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

Owner Trustee Fee:  The annual fee of $[   ] payable to the Owner Trustee pursuant to the Fee Letter Agreement specified in Section 8.01 of the Trust Agreement on the Payment Date occurring in December of each year during the term of this Agreement, commencing in [          ].

Ownership Interest:  As to any Security, any ownership or security interest in such Security, including any interest in such Security as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Payment Date:  The [   ] calendar day of each month (or the immediately succeeding Business Day if such day is not a Business Day), commencing in [          ].

Percentage Interest:  The percentage interest (which may be expressed as a fraction) evidenced by any Security, which is equal to a fraction, the numerator of which is the initial principal [(or notional)] balance of such Security, and the denominator of which is the initial Class Principal Balance [(or Class Notional Balance)] of all Securities of the same Class.

Performing Mortgage Loans:  All Mortgage Loans other than Non-Performing Mortgage Loans.

Person:  An individual, partnership, corporation (including a statutory trust), joint stock company, limited liability company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

Policy:  With respect to any FHA Mortgage Loan or VA Mortgage Loan, the applicable FHA Insurance or VA Guaranty.

Policy Payments Account:  The account established and maintained by the Indenture Trustee pursuant to Section 6.12(b).

Pool Balance:  With respect to any Payment Date, the aggregate of the Principal Balances of the Mortgage Loans for such date [plus, during the [Pre-Funding Period] [Revolving Period], the amount of the [Pre-Funding Amount] [Revolving Amount] which has not been previously applied towards the purchase of [Subsequent Mortgage Loans] [Additional Mortgage Loans]].

Pool PMI Insurance Policy:  [to be provided if applicable.]

Pool PMI Insurance Premium:  [to be provided if applicable.]

Pool PMI-Insured Mortgage Loan:  [to be provided if applicable.]

Pool PMI Insurer:  [to be provided if applicable.]

[Pre-Funding Account:  The pre-funding account established by the [Administrator] pursuant to Section [   ].]

[Pre-Funding Amount:  The amount deposited by the [Administrator] into the Pre-Funding Account on the Closing Date.]

[Pre-Funding Period:  The period beginning on the Closing Date and ending on [     ].]

Prepayment in Full:  With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such Mortgage Loan, together with interest thereon at the related Mortgage Rate to the date of such prepayment, and resulting in the full satisfaction of such Mortgage Loan.

Prepayment Period:  As to any Payment Date, the calendar month immediately preceding the month of such Payment Date.

Preservation Expenses:  Reasonable and customary expenditures made by the Master Servicer or the Servicers in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes and assessments, payments to senior lienholders or holders of any ground lease, hazard insurance premiums, property restoration or preservation.

Primary Mortgage Insurance Policy:  Any policy of primary mortgage guaranty insurance issued by an insurance company, FHA Insurance or a VA Guaranty with respect to any Mortgage Loan.

Principal Balance:  With respect to any Mortgage Loan as of any Payment Date, the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor as of the Cut-off Date [(with respect to the Initial Mortgage Loans) or Subsequent Cut-off Date (with respect to the Subsequent Mortgage Loans),] after deduction of all Monthly Payments due on or before the Cut-off Date [or Subsequent Cut-off Date, as applicable,], plus any Mortgage Loan Negative Amortization, minus the sum of (i) all principal collected or advanced in respect of Monthly Payments due after the Cut-off Date [or Subsequent Cut-off Date, as applicable] through the last day of the related Due Period and (ii) all Principal Prepayments received, and the principal portion of all Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries collected (other than Subsequent Recoveries), through the last day of the related Prepayment Period.

Principal Distribution Amount:  With respect to any Payment Date, the sum of (i) the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date and (ii) the Extra Principal Distribution Amount, if any, for such date.

Principal Prepayment:  With respect to any Mortgage Loan, any payment of principal made by the related Mortgagor in advance of the Due Date therefor other than the principal portion of Monthly Payments other than Balloon Payments.

Principal Remittance Amount:  With respect to any Payment Date, to the extent conveyed to the Issuer hereunder and received by the Master Servicer, the sum of (i) all principal collected or advanced or otherwise remitted in respect of Monthly Payments during the related Due Period, (ii) all Prepayments in Full or partial Principal Prepayments received during the applicable Prepayment Period, (iii) the portion of the Purchase Price of each Mortgage Loan that was purchased from the Trust during the related Prepayment Period allocable to principal, (iv) the portion of any Substitution Amount allocable to principal paid during the related Prepayment Period, (v) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected (other than Subsequent Recoveries) and remittances made during the related Prepayment Period, to the extent allocable to principal, (vi) any Holdback Amount applied in reduction of the principal balance of a Mortgage Loan during the applicable Prepayment Period, as reduced, in each case, to the extent provided in this Agreement or the applicable Servicing Agreement, by Outstanding Advances, to the extent allocable to principal, and other amounts due to the Master Servicer, the Servicers or the Indenture Trustee, hereunder or under the Servicing Agreements, to the extent not reimbursed from the Interest Remittance Amount for such Payment Date and (vii) any distribution of principal received with respect to the Underlying Securities by the Indenture Trustee on the related Underlying Payment Date.  [On the first Payment Date after the end of the Revolving Period, the Principal Remittance Amount shall include amounts allocable to principal that were deposited in the Revolving Account during the Revolving Period and not withdrawn to purchase Additional Mortgage Loans.]  [On the first Payment Date after the end of the Pre-Funding Period, the Principal Remittance Amount shall include amounts allocable to principal that were deposited in the Pre-Funding Account during the Pre-Funding Period and not withdrawn to purchase Subsequent Mortgage Loans.]

Private Security:  Each Class [  ], Class [  ] and Class [  ] Certificate.

Proprietary Lease:  With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:  The prospectus dated [       ], as supplemented by the prospectus supplement dated [               ,       ], relating to the Notes.

Purchase Agreement:  The Loan Purchase Agreement dated as of [          ], by and between the Seller and the Depositor, providing for the transfer of the Mortgage Loans to the Depositor.

Purchase Price:  With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan immediately prior to the repurchase date, (ii) any accrued and unpaid interest thereon from the date as to which interest was last paid to (but not including) the date of purchase, calculated at the Mortgage Rate thereon and (iii) any unreimbursed Servicing Advances with respect to such Mortgage Loan.

Qualified Substitute Mortgage Loan:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) in the case of any Adjustable Rate Mortgage Loan, have a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) in the case of any Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) in the case of any Adjustable Rate Mortgage Loan, have a gross margin equal to the gross margin of the Deleted Mortgage Loan, (vi) in the case of any Adjustable Rate Mortgage Loan, have a next adjustment date not more than two months later than the next adjustment date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio (or a Combined Loan-to-Value Ratio, as applicable) as of the date of substitution equal to or lower than the Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, as applicable) of the Deleted Mortgage Loan as of such date, (x) be an FHA Mortgage Loan if the Deleted Mortgage Loan was an FHA Mortgage Loan and be a VA Mortgage Loan if the Deleted Mortgage Loan was a VA Mortgage Loan, (xi) not be more than 29 days delinquent in payment unless the Deleted Mortgage Loan is delinquent in payment, and then only to the extent that the Deleted Mortgage Loan is delinquent and (xii) conform to each representation and warranty set forth in Section 6 of the Purchase Agreement applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios (or Combined Loan-to-Value Ratios, as applicable) described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rate Protection Agreement:  Any interest rate cap agreement or interest rate swap agreement entered into by the Issuer, which agreement provides for payment by the applicable Rate Protection Provider to the Issuer subject to the conditions provided therein, together with any schedules or other agreements relating thereto, each attached hereto as part of Exhibit G (as such may be modified or replaced in connection with the sale of any Excess Cap Amount).

Rate Protection Provider:  Any counterparty to the Issuer required to make payment to the Issuer under any Rate Protection Agreement.

Rating Agency:  Each of [Moody’s, S&P and Fitch].

Ratings Requirement:  With respect to the Rate Protection Provider, (i) a long-term senior unsecured debt rating or credit rating of at least “A1” by Moody’s and a short-term credit rating of “P-1” by Moody’s and (ii) a long-term senior unsecured debt rating or credit rating of at least “A+” by Standard & Poor’s and a short-term senior unsecured debt rating or issuer credit rating of at least “A-1” by Standard & Poor’s.

Readjustment Act:  The Serviceman’s Readjustment Act of 1944, as amended.

Real Estate:  All Loan Collateral whose perfection is governed by state real estate statutes or other state real estate law.

Realized Loss:  An amount determined by the applicable Servicer and evidenced by an Officer’s Certificate of such Servicer delivered to the Master Servicer pursuant to the applicable Servicing Agreement, in connection with any Mortgage Loan equal to (a) with respect to any Liquidated Mortgage Loan (other than a Liquidated Mortgage Loan with respect to which a Deficient Valuation has occurred), the excess of the Principal Balance of such Liquidated Mortgage Loan plus interest thereon at a rate equal to the sum of the applicable Mortgage Rate less the Servicing Fee Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such liquidation over proceeds, if any, received in connection with such liquidation, after application of all withdrawals permitted to be made by the related Servicer or the Master Servicer from the related Custodial Account or the Collection Account with respect to such Mortgage Loan, or (b) with respect to any Mortgage Loan which has become the subject of a Deficient Valuation, the excess of the Principal Balance of the Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation.

Recognition Agreement:  With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Record Date:  With respect to any Payment Date (i) in the case of the [Class [   ] Notes and the] Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs or, in the case of the first Payment Date, the Closing Date and (ii) in the case of the [          ] Notes, the Business Day immediately preceding such Payment Date.

Records:  All documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Servicers and the Master Servicer or by or on behalf of the Seller with respect to the Mortgage Loans and the related Mortgagors.

Redemption Date:  Shall have the meaning assigned thereto in the Indenture.

Redemption Price:  Shall have the meaning assigned thereto in the Indenture.

Regulation AB:  Regulation AB promulgated under the Securities Act and the Exchange Act, as the same may be amended from time to time; and all references to any rule, item, section or subsection of, or definition or term contained in, Regulation AB mean such rule, item, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Regulations:  FHA Regulations or VA Regulations, as the case may be.

Relevant UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

REO Imputed Payment:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Assets, an amount equal to the scheduled Monthly Payment that would have been due on the related Mortgage Loan were such Mortgage Loan still outstanding, after giving effect to any adjustment of the Mortgage Rate, if applicable.

REO Property:  Loan Collateral acquired by the Master Servicer or any Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure or otherwise in connection with a defaulted Mortgage Loan.

Request For Release:  The form set forth as Exhibit E hereto.

Required Securityholders:  Holders who hold Securities evidencing not less than 51% of the aggregate Voting Rights of the Securities; provided, however, that for purposes of Section 10.05(b), such percentage shall be increased to 66-2/3%.

Residual Interest Certificate:  Any residual interest certificate evidencing the ownership interest in the Trust, substantially in the form attached as part of Exhibit A of the Trust Agreement.

Responsible Officer:  Any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Corporate Trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

[Revolving Account:  The revolving account maintained by the Trustee in which Revolving Deposits are deposited by the Trustee to be used to acquire Additional Mortgage Loans during the Revolving Period.]

[Revolving Amount:  With respect to each Payment Date during the Revolving Period, the total amount of Revolving Deposits deposited in the Revolving Account on such Payment Date.]

[Revolving Assignment Agreement:  The Assignment and Relinquishment of Security Interest Agreement dated as of [    ] 1, 20[    ], by and among the Revolving Trust, [     ] and the Indenture Trustee, as such may be amended or supplemented from time to time.]

[Revolving Deposits:  With respect to any Payment Date during the Revolving Period, all payments that would otherwise be made to Certificateholders in respect of principal [and excess interest] that is deposited in the Revolving Account on such Payment Date.]

[Revolving Purchase Agreement:  The Mortgage Loan Purchase Agreement dated as of [    ] 1, 20[    ], by and between the Seller and [     ], providing for the transfer of certain mortgage loans (including the [    ] Re-sold Mortgage Loans) to [     ].]

[Revolving Account:  The revolving account maintained by the Trustee in which Revolving Deposits are deposited by the Trustee to be used to acquire Additional Mortgage Loans during the Revolving Period.]

[Revolving Amount:  With respect to each Payment Date during the Revolving Period, the total amount of Revolving Deposits deposited in the Revolving Account on such Payment Date.]

Revolving Assignment Agreement:  The Assignment and Relinquishment of Security Interest Agreement dated as of [    ] 1, 20[    ], by and among the Revolving Trust, [     ] and the Indenture Trustee, as such may be amended or supplemented from time to time.

[Revolving Deposits:  With respect to any Payment Date during the Revolving Period, all payments that would otherwise be made to Securityholders in respect of principal [and excess interest] that is deposited in the Revolving Account on such Payment Date.]

[Revolving Purchase Agreement:  The Mortgage Loan Purchase Agreement dated as of [    ] 1, 20[    ], by and between the Seller and [     ], providing for the transfer of certain mortgage loans (including the [    ] Re-sold Mortgage Loans) to [     ].]

[Revolving Trust:  Bayview Financial Revolving Asset Trust [    ].]

S&P:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

SEC Rules: Any rules promulgated by the Commission, and any interpretations thereof by the staff of the Commission.

Securities Act:  The Securities Act of 1933, as amended.

Securities Intermediary:  The Person acting as Securities Intermediary under this Agreement (which is [          ]), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 6.02(c).

Securities Transfer Agreement:  [to be provided or omitted, as applicable].

Security:  Any Note or Certificate.

Security Agreement:  With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Loan that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Security Entitlement:  The meaning specified in Section 8-102(a)(17) of the New York UCC.

Security Owner or Owner:  With respect to a Book-Entry Security, the Person who is the beneficial owner of such Security as reflected on the books and records of the Depository or on the books of a Direct Participant or on the books of an Indirect Participant for which a Direct Participant acts as agent.

Securityholder or Holder:  The Person in whose name a Security is registered in the Note Register or the Certificate Register, as applicable.

Seller:  [          ], as seller under the Purchase Agreement.

Seller Amount:  With respect to any Mortgage Loan listed on Schedule I-B that has become a Liquidated Mortgage Loan, the amount, if any, by which (i) Liquidation Proceeds received with respect to such Mortgage Loan exceed (ii) the sum, without duplication, of (a) the Principal Balance, (b) the principal portion of any delinquent Monthly Payment not advanced, (c) interest accrued since the Cut-off Date and neither paid nor advanced, (d) any outstanding Servicing Advances and (e) any Liquidation Expenses, in each case with respect to such Mortgage Loan.

Senior Security:  Any Class [   ] Note.

Servicer:  Any Person with which the Seller or the Issuer has entered into a Servicing Agreement.  The initial Servicers shall be [          ].

Servicer Remittance Date:  As defined in the applicable Servicing Agreement.

Servicing Advance:  The reasonable “out-of-pocket” costs and expenses incurred by the Servicers or the Master Servicer in connection with a default, delinquency or other unanticipated event in the performance of their respective servicing obligations or master servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property.  Servicing Fees and Master Servicing Fees, to the extent not paid when due, shall be deemed, and shall be reimbursable as, a Servicing Advance.

Servicing Agreement:  Any written contract for the servicing of the Mortgage Loans to which the Issuer is either a party or a third party beneficiary.  A list of the Servicing Agreements (including servicing acknowledgement agreements) with respect to the Servicers as of the Closing Date is attached hereto as Exhibit H.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  With respect to each Payment Date and each Mortgage Loan, the product of the applicable per annum Servicing Fee Rate and the Principal Balance of such Mortgage Loan immediately preceding the applicable Servicer Remittance Date.

Servicing Fee Rate:  With respect to each Mortgage Loan, the per annum rate specified in the related Servicing Agreement and the Mortgage Loan Schedule.  In the event that servicing is transferred to a successor Servicer, the Servicing Fee Rate may be increased or decreased, but in no event shall the Servicing Fee Rate be greater than 75 basis points (0.75%) per annum.

Servicing Officer:  Any officer or employee of the Servicer or Master Servicer involved in, or responsible for, the administration and servicing or master servicing, respectively, of Mortgage Loans whose name appears on a list of servicing officers attached to Officer’s Certificates furnished to the Master Servicer and the Indenture Trustee, respectively, as such lists may be amended from time to time.

Servicing Rights Owner:  The owner of the servicing rights under any Servicing Agreement.

Servicing Standard:  Shall have the meaning assigned thereto in each Servicing Agreement.

Simple Interest Mortgage Loans:  The Mortgage Loans listed in Schedule I-C attached hereto.

[Stepdown Date:  The later to occur of (a) the Payment Date in [          ] and (b) the first Payment Date on which the Asset Balance is equal to or less than [   ]% of the Cut-off Date Asset Balance.]

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subordinate Security:  Any Security other than a Senior Security.

[Subsequent Cut-off Date:  The date specified as the Cut-off Date with respect to a [Subsequent Mortgage Loan] [Additional Mortgage Loan] in the related Transfer Supplement, which shall be no later than [     ].]

[Subsequent Mortgage Loan:  A Mortgage Loan that is conveyed as of the Transfer Date to the Trust by the Depositor pursuant to a Transfer Supplement to the Purchase Agreement, which Mortgage Loan shall be identified in such Transfer Supplement as a Subsequent Mortgage Loan and added by the Depositor to the Mortgage Loan Schedule.]

Subsequent Recoveries:  With respect to any Mortgage Loan, any collection or other recovery of amounts owed thereunder after such Mortgage Loan becomes a Liquidated Mortgage Loan.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer, performing the substantial majority of the material functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Subservicing Agreement:  Any written contract for the subservicing of the Mortgage Loans between a Servicer and a Subservicer.  A list of the Subservicing Agreements with respect to the Subservicers as of the Closing Date is attached hereto as Exhibit H.

Substitution Amount:  As defined in Section 2.03(d).

Successor Master Servicer:  Any successor to the Master Servicer.

Swap Agreement:  Any interest rate swap agreement or interest rate floor agreement entered into by the Issuer, which agreement provides for payment by the Issuer to the applicable Counterparty subject to the conditions provided therein, together with any schedules or other agreements relating thereto, each attached hereto as part of Exhibit F.

Swap Condition:  The Swap Condition shall be met with respect to any Payment Date and any Swap Agreement if the Counterparty under such Swap Agreement is not the Seller, the Depositor or any Affiliate thereof, and either (i) neither the Seller nor the Depositor nor any Affiliate has been the Counterparty under such Swap Agreement at any time or (ii) on the first Payment Date on which the Counterparty is no longer the Seller, the Depositor or any Affiliate thereof, all Classes of the Notes are rated at least “BBB-” or the equivalent by each Rating Agency.

Swap Payment Amount:  With respect to any Payment Date, the amount (other than any Swap Termination Payment), if any, payable by the Issuer to the Counterparty under each Swap Agreement.

Swap Termination Payment:  Any amount payable by the Issuer to a Counterparty under the terms of a Swap Agreement upon termination thereof due to the occurrence of an Event of Default or a Termination Event, each as defined therein.

[Targeted Overcollateralization Amount:  With respect to any Payment Date (i) prior to the Stepdown Date and with respect to any Payment Date thereafter as to which the Credit Tests are not satisfied, the product of [   ]% and the Cut-off Date Asset Balance and (ii) on and after the Stepdown Date and with respect to any Payment Date thereafter as to which the Credit Tests are satisfied, the lesser of (a) the product of [   ]% and the Cut-off Date Asset Balance and (b) the product of [   ]% and the Asset Balance for such Payment Date, but in no event less than $[   ].]

Tax or Taxes:  All taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, profits, withholding, excise, property, sales, use, occupation and franchise taxes (including, in each such case, any interest, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees or other assessments) imposed by the United States, any state or political subdivision thereof, any foreign government or any other jurisdiction or taxing authority.

Termination Date:  As defined in Section 10.01.

Termination Price:  As defined in Section 10.02.

[Three Month Average 90-Day Delinquency Rate:  With respect to any Payment Date, the average of the 90-Day Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates) immediately preceding Due Periods.]

Total Distribution Amount:  With respect to any Payment Date, the sum (without duplication) of the Interest Remittance Amount and the Principal Remittance Amount for such date.

[Transfer Date:  Any date during the [Pre-Funding Period] [Revolving Period] on which [Subsequent Mortgage Loans] [Additional Mortgage Loans] are conveyed by the Depositor to the Trustee pursuant to Section 2.01(a), as specified in the applicable Transfer Supplement.

[Transfer Price:  With respect to any [Subsequent Mortgage Loan] [Additional Mortgage Loan], the price specified in the Transfer Supplement which shall be no less than the outstanding principal balance of such [Subsequent Mortgage Loan] [Additional Mortgage Loan] as of the Subsequent Cut-off Date specified in the Transfer Supplement.]

[Transfer Supplement:  With respect to each sale of [Subsequent Mortgage Loans] [Additional Mortgage Loans] from the Seller to the Depositor pursuant to the Purchase Agreement, the transfer supplement entered into between the Seller and the Depositor, substantially in the form of Exhibit [   ] to the Purchase Agreement.

Trust:  The Issuer.

Trust Account:  As defined in Section 6.02(b).

Trust Account Property:  The Trust Accounts, the Certificate Distribution Account, all amounts and investments held from time to time in the Trust Accounts and the Certificate Distribution Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

Trust Agreement:  The trust agreement dated as of [          ], between the Depositor and the Owner Trustee, as such may be amended or supplemented from time to time.

Trust Assets:  The assets subject to this Agreement and the Indenture, transferred by the Depositor to the Issuer and pledged by the Issuer to the Indenture Trustee, which assets consist of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following:  (a) the Trust Receipts, (b) the Mortgage Loans, other than the related servicing rights, listed in the Mortgage Loan Schedule attached hereto as Schedule I (and subdivided into Schedule I-A, Schedule I-B, Schedule I-C, Schedule I-E, Schedule I-F, Schedule I-G, Schedule I-H, Schedule I-I and Schedule I-J), including all interest (but not including any prepayment premiums or penalties or yield maintenance payments except for prepayment premiums or penalties received or receivable by the Depositor on or with respect to the Mortgage Loans listed on Schedule I-E hereto), and principal due and payable after the Cut-off Date, but not including interest and principal due and payable on any Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to such Mortgage Loans and all rights of the Depositor in the Loan Collateral, (c) any Insurance Proceeds, REO Property, Liquidation Proceeds and other recoveries (in each case, subject to clause (b) above), (d) the Collection Account, the Note Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (e) any Insurance Policies, (f) any Eligible Investments held or amounts on deposit in any Trust Account, (g) the Underlying Securities, including, without limitation, the right to all distributions of principal and interest received on or with respect to the Underlying Securities, (h) the Rate Protection Agreements and all payments thereunder, (i) the rights of the Depositor under the Purchase Agreement, the Securities Transfer Agreement and each Servicing Agreement, (j) the rights of the Issuer under each Servicing Agreement, (k) all Holdback Amounts on deposit in custodial accounts established by [       ] for the benefit of the Issuer and (m) all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing.

Trust Receipt:  Each trust receipt issued by the Custodian pursuant to the Custody Agreement, evidencing the entire beneficial ownership interest in the related Mortgage Loans.

Underlying Agreement:  [to be provided or omitted, as applicable].

Underlying Payment Date:  [to be provided or omitted, as applicable].

Underlying Payment Date Statement:  [to be provided or omitted, as applicable].

Underlying Loans:  [to be provided or omitted, as applicable].

Underlying Securities:  [to be provided or omitted, as applicable].

Underlying Securities Balance:  $[   ].

Underlying Servicing Fee Rate:  [to be provided or omitted, as applicable].

Underlying Trust Fund:  [to be provided or omitted, as applicable].

Underlying Trustee:  [to be provided or omitted, as applicable].

Underwriter: [     ].

U.S. Person:  A person who is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

VA:  The U.S. Department of Veterans Affairs.

VA Guaranty:  A guaranty granted by the VA with respect to any Mortgage Loan.

VA Loan Guaranty Certificate:  With respect to each Mortgage Loan with a VA Guaranty, the loan guaranty certificate evidencing such guaranty.

VA Mortgage Loan:  At any time, any Mortgage Loan that is subject to a VA Guaranty and eligible for reimbursement thereunder.

VA Regulations:  Regulations promulgated by the VA pursuant to the Readjustment Act, codified in 38 Code of Federal Regulations, and other VA issuances relating to mortgage loans guaranteed by the VA, including, without limitation, related handbooks, circulars, notices and mortgage letters.

Voting Rights:  The portion of the aggregate voting rights of all the Securities evidenced by a Security.  [   ]% of all voting rights under the Transfer and Servicing Agreement shall be allocated among all holders of the Notes, in proportion to their then outstanding Class Principal Balances; [   ]% of all voting rights shall be allocated among the holders of the Class [   ] Certificates; and [   ]% of all voting rights shall be allocated to the holders of the Residual Interest Certificates.

Yield Maintenance Amount:  [to be provided].  The Yield Maintenance Amount is applicable only upon an optional termination of the Trust pursuant to Section 10.02.

Section 1.02.  Provisions of General Application.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(b)

All terms used in Article 8 and Article 9 of the New York UCC, and not specifically defined herein, are used herein as defined in such Article.

(c)

The terms defined in this Article include the plural as well as the singular.

(d)

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole.  All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

(e)

References to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations (including, when consistent with market practice, proposed regulations) promulgated pursuant to such statutes.

(f)

Except with respect to accrued interest on the LIBOR Notes or as otherwise specified herein, all per annum percentage rate calculations hereunder shall be based upon a 360-day year consisting of twelve 30-day months.

ARTICLE II

TRANSFER OF TRUST ASSETS

Section 2.01.  Conveyance of Loan Assets.

(a) [Initial Mortgage Loans.]  On the Closing Date, the Depositor, in exchange for the delivery to the Depositor or its designee(s) of the Securities, registered in such names as the Depositor shall designate, concurrently with the execution and delivery of this Agreement and on the terms set forth herein does hereby grant, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except to the extent specified herein), all right, title and interest of the Depositor in, to and under the Trust Assets.

[[Subsequent Mortgage Loans] [Additional Mortgage Loans].  On each Transfer Date occurring during the [Pre-Funding Period] [Revolving Period], provided that each condition set forth in this Section 2.01(a) is satisfied, the Depositor shall convey to the Issuer, and the Issuer shall purchase pursuant to this Section 2.01(a), all [Subsequent Mortgage Loans] [Additional Mortgage Loans] which satisfy the criteria set forth in this Section 2.01(a) then offered for sale by the Depositor; provided, however, that the related aggregate Transfer Price shall not exceed the [Pre-Funding Amount] [Revolving Amount].

Subject to the conditions set forth in this Section 2.01(a), in consideration of the Administrator’s delivery on the related Transfer Date to the Depositor or its designee, or upon the order of the Depositor, of the Transfer Price for the related [Subsequent Mortgage Loans] [Additional Mortgage Loans] from amounts on deposit in the related [Pre-Funding Account] [Revolving Amount], the Depositor shall, on each Transfer Date, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to each [Subsequent Mortgage Loan] [Additional Mortgage Loan] (including all interest and principal thereon received after the related Subsequent Cut-off Date specified in the Transfer Supplement) identified in the Addition Notice delivered by the Depositor on such Transfer Date and all items in the related Mortgage File.  In connection therewith, the Depositor shall amend the Mortgage Loan Schedule to reflect the inclusion of such [Subsequent Mortgage Loan] [Additional Mortgage Loan] in the Mortgage Pool as part of the assets of the Trust Estate.  The Depositor shall promptly deliver to the Indenture Trustee, the Custodian, the Administrator and the Master Servicer a copy of the Mortgage Loan Schedule as so amended.

Concurrently with the execution and delivery of each Transfer Supplement, the Depositor does hereby assign to the Issuer all of its rights and interest under the Sale Agreement with respect to the [Subsequent Mortgage Loans] [Additional Mortgage Loans] added to the Sale Agreement pursuant to such Transfer Supplement, but only to the extent assigned under the Sale Agreement.  The Issuer hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Purchase Agreement as amended by the related Transfer Supplement as if, for such purpose, it were the Depositor.

The Depositor shall on any Transfer Date transfer to the Issuer the applicable [Subsequent Mortgage Loans] [Additional Mortgage Loans] and the other property and rights related thereto described in the immediately preceding paragraph, as applicable, and the Issuer shall purchase such [Subsequent Mortgage Loans] [Additional Mortgage Loans], property and rights only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date:

(i)

[                                                                                           ];

(ii)

[                                                                                           ]; and

(iii)

[                                                                                           ].

[To be added for each transaction with Subsequent Mortgage Loans or Additional Mortgage Loans]

(b) In connection with such transfer and assignment, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Issuer all of the Depositor’s rights, but none of its obligations, under the Purchase Agreement (other than its rights to indemnification thereunder), the Securities Transfer Agreement and the Servicing Agreements.  The Issuer hereby accepts such transfer and assignment of rights under such agreements, and, subject to the provisions hereof and of the Indenture, shall be entitled to exercise all of the rights of the Depositor under such agreements as if, for such purpose, it were the Depositor.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian on behalf of the Indenture Trustee, as pledgee of the Issuer, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(iv)

(A) the original Mortgage Note, endorsed in the following form: “Pay to the order of [          ], as Indenture Trustee for Bayview Commercial Asset Trust 20[   ]-[  ], without recourse,” or in blank, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Indenture Trustee or (B) an original or copy of the installment sale contract for the purchase of the related Mortgaged Property;

(v)

with respect to each Mortgage Loan, (A) the original Mortgage or copy of the Mortgage with evidence of recording thereon, and (B) the original or a copy of recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(vi)

with respect to each Non-MERS Mortgage Loan, an original Assignment of the Mortgage executed in the following form: “[          ], as Indenture Trustee,” or in blank;

(vii)

the original recorded Assignment or Assignments of the Mortgage and originals or copies of all intervening assignments showing a complete chain of assignment from the originator (or, if applicable, from the U.S. Department of Housing and Urban Development) to the Person assigning the Mortgage to the Indenture Trustee as contemplated by the immediately preceding clause (iii), or, in the case of a Cooperative Loan, an original Assignment of the Security Agreement;

(viii)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(ix)

with respect to each Mortgage Loan other than a Cooperative Loan, the original or a copy of lender’s title insurance policy or attorney’s opinion of title or a copy thereof certified as true and correct by the applicable insurer, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or junior lien, as applicable, on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date;

(x)

with respect to any Cooperative Loan, the following documents: the Security Agreement; a stock certificate evidencing the Cooperative Shares and related stock power; Proprietary Lease; and Recognition Agreement;

(xi)

with respect to each Mortgage Loan insured by the FHA, the original Mortgage Loan Certificate, and as to each Mortgage Loan guaranteed by the VA, the original VA Loan Guaranty Certificate, or in each case a “duplicate original” thereof in accordance with applicable Regulations; and

(xii)

if any assignment of leases is separate from the Mortgage, the original or copy thereof, together with an executed reassignment of such instrument to the Indenture Trustee.

The Depositor shall promptly (and in no event later than 30 Business Days following the Closing Date) submit or cause to be submitted for recording in the name of the Indenture Trustee, at the Depositor’s own expense, in the appropriate public office, each Assignment referred to in Section 2.01(b)(iii) above.  In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

With respect to each MERS Mortgage Loan, the Indenture Trustee, at the expense of the Depositor and at the direction and with the cooperation of the applicable Servicer, shall cause to be taken such actions as are necessary to cause the Indenture Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  With respect to each Non-MERS Mortgage Loan, the Depositor shall promptly (and in no event later than 30 Business Days following the Closing Date) submit or cause to be submitted for recording in the name of the Indenture Trustee at the Depositor’s own expense, in the appropriate public office, each Assignment referred to in Section 2.01(b)(iii) above.  In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

In connection with the assignment of any MERS Mortgage Loan, the Depositor further agrees that it will cause, at the Depositor’s expense, within 30 Business Days after the Closing Date, the MERS system to indicate that such Mortgage Loans have been assigned by the Depositor to the Indenture Trustee in accordance with this Agreement for the benefit of the Noteholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files (a) the code in the field that identifies the Indenture Trustee and (b) the code in the field “Pool Field” which identifies the series of the Notes issued.  The Depositor further agrees that, within 30 Business Days after the Closing Date, it will provide evidence satisfactory to the Indenture Trustee that the requirements set forth in the immediately preceding sentence have been complied with and that it will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

If any original Mortgage Note referred to in Section 2.01(b)(i)(A) cannot be located, the obligation of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Indenture Trustee or the Custodian of an original affidavit certifying that the original Mortgage Note has been lost, misplaced or destroyed.  If any of the documents referred to in Sections 2.01(b)(i)(B) or Section 2.01(b)(iii) above has as of the Closing Date [(or, in the case of [Subsequent Mortgage Loans] [Additional Mortgage Loans], the Transfer Date)] been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Indenture Trustee or the Custodian of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Indenture Trustee or the Custodian promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.  Notice shall be provided to the Indenture Trustee and the Rating Agencies by the Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date [(or, in the case of [Subsequent Mortgage Loans] [Additional Mortgage Loans], the Transfer Date)].  If the original lender’s title insurance policy was not delivered pursuant to Section 2.01(b)(vi) above, the Depositor shall deliver or cause to be delivered to the Indenture Trustee or the Custodian, promptly after receipt thereof, the original lender’s title insurance policy.  The Depositor shall deliver or cause to be delivered to the Indenture Trustee or the Custodian promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents relating to the Mortgage Loans that are not delivered to the Indenture Trustee or the Custodian are and shall be held by or on behalf of the Seller, the Depositor, the Servicers or the Master Servicer, as the case may be, in trust for the benefit of the Indenture Trustee on behalf of the Securityholders.  In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Indenture Trustee or the Custodian.  Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the related Servicer.

In connection with the assignment of the Underlying Securities, the Depositor shall have caused the Underlying Securities to be registered in the name of, or endorsed to the order of, [          ], as Indenture Trustee, or in the name of a nominee of the Indenture Trustee, and to be delivered or transferred to the Indenture Trustee.  The Depositor shall cooperate with the Indenture Trustee in providing any required transfer documentation with respect to such conveyance.  Any payment received by the Depositor which shall be due to the Issuer hereunder shall be paid immediately to the Indenture Trustee.

In addition, the Depositor herewith delivers to the Indenture Trustee an executed copy of the Purchase Agreement, the Securities Transfer Agreement, the [          ] Assignment Agreement, the Diligence Agreement, each Underlying Agreement and the Assignment Agreement.

Section 2.02.  Acceptance by Owner Trustee and Acknowledgement by Indenture Trustee.

Subject to the provisions of Section 2.01, the Owner Trustee, on behalf of the Issuer, acknowledges receipt of the assets transferred by the Depositor of the assets included in the Trust Assets and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of “Trust Assets” be delivered to the Indenture Trustee (or the Custodian) on its behalf.

Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Indenture Trustee acknowledges receipt by it (or by the Custodian on its behalf) of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(b)(v)), the Underlying Securities, each Rate Protection Agreement and all other assets included in the definition of “Trust Assets,” and declares that it holds and will hold the Underlying Securities, such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Assets” from time to time in trust for the benefit of all present and future Securityholders.

At or prior to the Closing Date [(or, in the case of [Subsequent Mortgage Loans] [Additional Mortgage Loans], the Transfer Date)], the Indenture Trustee or the Custodian shall certify in substantially the form attached hereto as Exhibit B that with respect to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification) the related Mortgage File contains the documents specified in Exhibit B.

The Indenture Trustee agrees, for the benefit of the Securityholders, to review, or to cause the Custodian to review, each Mortgage File within [   ] days after the Closing Date [(or, in the case of [Subsequent Mortgage Loans] [Additional Mortgage Loans], the Transfer Date)]  (or, with respect to any document delivered after the Closing Date [(or, in the case of [Subsequent Mortgage Loans] [Additional Mortgage Loans], the Transfer Date)], within [   ] days of receipt and with respect to any Qualified Substitute Mortgage Loan, within [   ] days after the assignment thereof) and to certify, or to cause the Custodian to certify, in substantially the form attached hereto as Exhibit C that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii) of the definition of Mortgage Loan Schedule contained herein accurately reflects information set forth in the Mortgage File.  It is herein acknowledged that, in conducting such review, neither the Indenture Trustee nor the Custodian is under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.  In addition, the Indenture Trustee makes no representation or warranty regarding collectibility, insurability, effectiveness or suitability of any Mortgage Loan.

Prior to the first anniversary date of this Agreement, the Indenture Trustee or the Custodian shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit D evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Indenture Trustee or the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Indenture Trustee or the Custodian shall so notify the Depositor.  In addition, upon the discovery by the Indenture Trustee, the Custodian, the Depositor or the Master Servicer (or upon receipt by the Indenture Trustee or the Custodian of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Purchase Agreement in respect of any other Mortgage Loan or by the Depositor in this Agreement which materially adversely affects such Mortgage Loan or the interests of the related Securityholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03.  Repurchase or Substitution of Mortgage Loans by the Seller or the Depositor.

(a)

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Securityholders, the Indenture Trustee shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Indenture Trustee shall enforce the Seller’s obligation under the Purchase Agreement (i) in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Purchase Agreement, (ii) in connection with any such breach (subject to clause (i) above) or any missing or defective document required to be delivered pursuant to Section 2.01(b)(i) or 2.01(b)(ii)(A), to purchase such Mortgage Loan from the Issuer at the Purchase Price within 120 days after the date on which the Seller was notified of such breach, and (iii) in connection with any other document required to be delivered pursuant to Section 2.01 hereof that is missing or defective, notwithstanding any delivery of an affidavit with respect to a missing Mortgage Note pursuant to Section 2.01, to purchase such Mortgage Loan from the Trust at the Purchase Price within 10 Business Days after receipt of notification from the Indenture Trustee that the absence of such document or defect with respect thereto has materially impaired the ability of the Indenture Trustee to enforce the related Mortgage Note or Mortgage, in each case if and to the extent that the Seller is obligated to do so under the Purchase Agreement.  The Indenture Trustee shall also enforce the Seller’s indemnification obligations under the Purchase Agreement and the Revolving Purchase Agreement, if applicable.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account and the Indenture Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File.  In lieu of purchasing any such Mortgage Loan as provided above, if so provided in the Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from the Trust Assets (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).  It is understood and agreed that the obligation of the Seller to cure, repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing, or to indemnify the Issuer, shall constitute the sole remedy respecting such omission, defect or breach available to the Issuer or the Indenture Trustee on behalf of the Securityholders.

The Seller shall have the right, and the obligation, to repurchase Mortgage Loans from the Issuer only to the limited extent provided in Section 7 of the Purchase Agreement and in this Section.  Any repurchase of a Mortgage Loan by the Seller pursuant to Section 7 of the Purchase Agreement shall be effected in accordance with the provisions of this Section.

(b)

Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 3.02 with respect to any Mortgage Loan, which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Securityholders, the Depositor shall (i) cure such breach in all material respects, (ii) repurchase the Mortgage Loan from the Issuer at the Purchase Price or (iii) remove such Mortgage Loan from the Trust Assets (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).  The Purchase Price for any repurchased Mortgage Loan shall be delivered to the Master Servicer for deposit in the Collection Account, and the Indenture Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall at the Depositor’s direction release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment furnished by the Depositor, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan released pursuant hereto.

(c)

Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 3.01 which materially and adversely affects the interests of the Securityholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

(d)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), in the case of the Seller, or Section 2.03(b), in the case of the Depositor, must be effected prior to the date which is two years after the Closing Date.

As to any Deleted Mortgage Loan for which the Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller or the Depositor, as the case may be, by delivering to the Indenture Trustee or the Custodian in exchange for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Indenture Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officer’s Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Amount, if any, in connection with such substitution.  The Indenture Trustee or the Custodian shall acknowledge receipt of such Qualified Substitute Mortgage Loan or Loans and, within 45 Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C, with any applicable exceptions noted thereon.  Within one year of the date of substitution, the Indenture Trustee or the Custodian shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit D hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the Due Period of substitution will not be owned by the Issuer and will be retained by the Depositor or the Seller, as the case may be.  For the Due Period of substitution, distributions to Securityholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in such Due Period and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Depositor shall give or cause to be given written notice to the Securityholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Indenture Trustee or the Custodian and to the Master Servicer.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute a Mortgage Loan hereunder and shall be subject in all respects to the terms of this Agreement and the Purchase Agreement if the Qualified Substitution Mortgage Loan will replace any other Mortgage Loan, including all applicable representations and warranties thereof included in the Purchase Agreement as of the date of substitution.  In the case of any substitution effected by the Depositor, the Qualified Substitute Mortgage Loan shall have been acquired by the Depositor from the Seller pursuant to the Purchase Agreement and Depositor shall assign to the Issuer the representations and warranties made by the Seller with respect to such Qualified Substitute Mortgage Loan.

For any month in which the Depositor or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Depositor or the Seller, as applicable, will determine the amount (the “Substitution Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Mortgage Rate.  On the date of such substitution, the Depositor or the Seller, as the case may be, will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Amount, if any, and the Indenture Trustee or the Custodian, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Depositor or the Seller, as the case may be, the related Mortgage File or Files and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

Section 2.04.  Grant of Security Interest; Intended Characterization.

(a)

It is intended that the conveyance by the Depositor to the Issuer of the Loan Assets, as provided for in Section 2.01 be construed as a sale by the Depositor to the Issuer of the Loan Assets and other assets in the Trust Assets for the benefit of the Securityholders.  Further, it is not intended that any such conveyance be deemed to be a pledge of the Loan Assets by the Depositor to the Issuer to secure a debt or other obligation of the Depositor.  However, in the event that the Loan Assets are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Loan Assets and other assets in the Trust Assets, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Issuer of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Eligible Investments held in any Trust Account, (D) any Government Securities, (E) all Underlying Securities, including, without limitation, the right to all distributions of principal and interest received on or with respect to such Underlying Securities, (F) the Rate Protection Agreements, (G) all Holdback Amounts and (I) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Trust Accounts or the Certificate Deposit Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Issuer of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C), (D), (E), (F), (G), (H) and (I); (c) the possession by the Indenture Trustee or any other agent of the Issuer of Mortgage Notes, the Underlying Securities or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

(b)

The Depositor and, at the Depositor’s direction, the Issuer shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Loan Assets and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  Without limiting the generality of the foregoing, the Depositor shall prepare and deliver to the Issuer, and the Issuer shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Issuer’s security interest in or lien on the Mortgage Loans as evidenced by an Officer’s Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Issuer (such preparation and filing shall be at the expense of the Owner Trustee, if occasioned by a change in the Owner Trustee’s name), (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee.  Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by the Basic Documents, each of the Depositor and the Issuer authorizes its immediate or mediate transferee, including the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.04(b).

(c)

The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Assets and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan, the Underlying Securities and the other property of the Issuer is held by the Owner Trustee on behalf of the Issuer.  In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan, the Underlying Securities or any other property of the Trust Assets by stating that it is not the owner of such Mortgage Loan or Underlying Securities and that ownership of such Mortgage Loan, Underlying Securities or other property of the Trust Assets is held by the Issuer on behalf of the Securityholders.

Section 2.05.  Transmission of Mortgage Files.

Written instructions as to the method of shipment and shipper(s) the Indenture Trustee or the Custodian is directed to utilize in connection with transmission of files and loan documents in the performance of the Indenture Trustee’s or Custodian’s duties hereunder shall be delivered by the applicable Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) to the Indenture Trustee or the Custodian prior to any shipment of any Mortgage Files and loan documents hereunder.  In the event that the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) fails to provide such written instructions, the Indenture Trustee or the Custodian shall be hereby authorized to use a nationally recognized courier servicer.  The Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) will arrange for the provision of such services at its sole cost and expense (or, at the Indenture Trustee’s option, reimburse the Indenture Trustee or the Custodian for all costs and expenses incurred by the Indenture Trustee or the Custodian consistent with such instructions or for having used an overnight courier service) and will maintain such insurance in connection with shipment of the Mortgage Files against loss or damage to files and loan documents as the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) deems appropriate.  Without limiting the generality of the provisions of Section 8.04(a) hereof, it is expressly agreed that in no event shall the Indenture Trustee or the Custodian have any liability for any losses or damages to any Person with respect to the Mortgage Files arising out of actions of the Indenture Trustee or the Custodian consistent with instructions of the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer).

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01.  Representations and Warranties of the Master Servicer.

The Master Servicer hereby represents, warrants and covenants to the Depositor, the Custodian, the Issuer and the Indenture Trustee for their own benefit and for the benefit of the Holders of the Securities that, as of the Closing Date:

(a)

The Master Servicer is duly organized, validly existing and in good standing under the laws of the United States as a national banking association, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

(b)

The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Master Servicer.

(c)

This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(d)

The Master Servicer is not in violation of, and the execution, delivery and performance of this Agreement by the Master Servicer and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or the Mortgage Loans or would materially and adversely affect its performance hereunder.  The execution, delivery and performance of this Agreement by the Master Servicer and its compliance with the terms hereof will not in any material respect conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Master Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it is bound, or result in the creation or imposition of any lien or encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

(e)

No litigation, actions, proceedings or investigations are pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or would materially and adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation of any of the transactions contemplated by this Agreement.

(f)

No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Master Servicer contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report, in light of the circumstances under which it was or will be made, not misleading.

(g)

No consent, approval, authorization, license or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained.

(h)

The Master Servicer, or an Affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a FNMA and FHLMC approved seller/servicer, and FHA Approved Mortgagee and VA-approved lender, and no event has occurred, including, but not limited to, a change in insurance coverage, which would make the Master Servicer unable to comply with FNMA, FHLMC, FHA or VA eligibility requirements or which would require notification to any of FNMA, FHLMC, FHA or VA.

(i)

The Master Servicer has obtained an errors and omissions insurance policy and a fidelity bond, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder.

Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in this Section which materially and adversely affects the interests of the Securityholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

Section 3.02.  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the Master Servicer, the Custodian, the Issuer and the Indenture Trustee for their own benefit and for the benefit of the Holders of the Securities that as of the Closing Date [and each Transfer Date]:

(i)

The Depositor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

(ii)

The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary trust action on the part of the Depositor.

(iii)

This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(iv)

The Depositor is not in violation of, and the execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder.  The execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the governing instrument of the Depositor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any lien or encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

(v)

No litigation, actions, proceedings or investigations are pending or, to the best of the Depositor’s knowledge, threatened against the Depositor which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation of any of the transactions contemplated by this Agreement.

(vi)

No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report, in light of the circumstances in which it was made or will be made, not misleading.

(vii)

All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Depositor of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement.

(viii)

The Depositor is conveying to the Trust the entire interest in the Mortgage Loans, which the Depositor has acquired from the Seller, free and clear of any Adverse Claims created by, or for the benefit of, the Depositor.

(ix)

Immediately prior to the sale thereof to the Trust, the Depositor owned the Underlying Securities and had good and marketable title thereto, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

(x)

The Depositor has no knowledge of any event of default, or any event that with the passage of time, the giving of notice, or both, would be an event of default, under any Underlying Agreement.

(xi)

The copy of each Underlying Agreement that was provided to the Indenture Trustee is a true and correct copy of such Underlying Agreement as in effect on the Closing Date.

Section 3.03.  Representations and Warranties of the Depositor with respect to the Mortgage Notes.

With respect to the Mortgage Notes, the Depositor hereby represents and warrants to the Master Servicer, the Custodian, the Issuer and the Indenture Trustee for their own benefit and for the benefit of the Holders of the Securities that as of the Closing Date and each Transfer Date:

(i)

The Mortgage Notes constitute “instruments” within the meaning of the Relevant UCC;

(ii)

The Depositor owns and has good title to the Mortgage Notes free and clear of any lien, claim or encumbrance of any Person;

(iii)

The Depositor has received all consents and approvals required by the terms of the Mortgage Notes to the transfer of the Mortgage Notes hereunder to the Issuer;

(iv)

All original executed copies of each Mortgage Note have been or will be delivered to the Custodian, as set forth in this Agreement;

(v)

The Depositor has received a written acknowledgement from the Custodian that the Custodian is holding the Mortgage Notes solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer under the Indenture;

(vi)

Other than the transfer to the Issuer pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes.  The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of the collateral covering the Mortgage Notes other than a financing statement relating to the transfer to the Issuer hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor; and

(vii)

None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee, as pledgee of the Issuer under the Indenture.

The representations and warranties set forth in this Section shall survive the Closing Date and shall not be waived.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01.  Duties of the Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreements, except the activities of the Servicers with respect to Mortgage Loans that are in default, including collection activity, modification of Mortgage Loans, foreclosure, and disposition of REO Property, and the processing of any FHA or VA claims (“Excluded Servicing Obligations”), and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices.  Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall, from time to time, receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall otherwise exercise its reasonable best efforts to cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement.  The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, prepare the report specified in Section 4.27 and any other information, statements and reports required hereunder.  Notwithstanding anything in this Agreement or any Servicing Agreement to the contrary, the Master Servicer shall have no duty or obligation to supervise, monitor or oversee the activities of any Servicer or to enforce the obligations of any Servicer under its Servicing Agreement with respect to (i) calculation of payments due under any Simple Interest Mortgage Loans or any Bi-Weekly Mortgage Loans, or (ii) the collection of amounts with respect to the Mortgage Loans described on the Mortgage Loan Schedule attached as Schedule I-B hereto representing principal and/or interest due and owing on any such Mortgage Loan prior to the Cut-off Date.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Collection Account pursuant to the applicable Servicing Agreements.

To the extent applicable to the obligations of the Master Servicer under this agreement, the Master Servicer shall at all times comply with the Housing Act, FHA Regulations, the Readjustment Act, VA Regulations, and any administrative guidelines issued thereunder.

Section 4.02.  Monitoring of Servicers’ Performance.

Subject to Section 4.01, the Master Servicer shall be responsible for reporting to the Issuer, the Indenture Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement.  In the review of each Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement.  In the event that the Master Servicer, in its reasonable judgment, determines that it requires reports from any Servicer in addition to the reports such Servicer is required to deliver to the Master Servicer pursuant to the applicable Servicing Agreement and the Master Servicer is obligated to reimburse the Servicer for the cost of such additional reports, the Master Servicer shall be reimbursed for such amounts from the Collection Account.  In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Custodian, the Issuer and the Indenture Trustee thereof and, absent instructions to the contrary from the Indenture Trustee within five days of the delivery of such notice, the Master Servicer shall issue such notice or take such other action as it deems appropriate.

Subject to the provisions of Section 4.01 hereof, the Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

Section 4.03.  Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 4.04.  Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall submit to the Indenture Trustee each Rating Agency and the Depositor a copy of the Master Servicer’s annual unaudited financial statements on or prior to May 31 of each year, which may be in the form of the consolidated financial statements of the Master Servicer’s corporate parent.  Such financial statements shall include a balance sheet, income statement and statement of retained earnings.

Section 4.05.  Power to Act; Procedures.

(a)

The Master Servicer shall master service the Mortgage Loans as provided in this Agreement and shall have full power and authority to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Securityholders and the Indenture Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Indenture Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Indenture Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Indenture Trustee shall have no liability for misuse of any such powers of attorney or other such documents by the Master Servicer or any Servicer).  If the Master Servicer or the Indenture Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Indenture Trustee or that the Indenture Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Indenture Trustee, the Master Servicer shall join with the Indenture Trustee in the appointment of a co-trustee pursuant to Section 6.10 of the Indenture.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Indenture Trustee, be deemed to be the agent of the Indenture Trustee.

(b)

In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Master Servicing Practices.

Section 4.06.  Servicing Agreements; Enforcement of Servicers’ Obligations.

The Master Servicer, for the benefit of the Indenture Trustee and the Securityholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, in each case subject to Section 4.02, terminate the rights and obligations of such Servicer thereunder and either service the related Mortgage Loans in accordance with the terms and provisions of the related Servicing Agreement or enter into a Servicing Agreement with a successor Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement from its own funds, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action or such amounts are permitted to be withdrawn from the Collection Account.

With respect to Excluded Servicing Obligations, the obligation of the Master Servicer to terminate the rights and obligations of the applicable Servicer is conditioned upon the Master Servicer having notice or actual knowledge of such Servicer’s failure to comply with the requirements of such sections.

The parties acknowledge that there will be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer.  To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer are not fully and timely reimbursed by the Seller or the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

In the event that the Seller receives any amounts from a Servicer relating to a Mortgage Loan and such amounts constitute part of the Trust Assets, the Seller shall immediately notify the Master Servicer and transfer such amounts to the Collection Account by wire transfer of immediately available funds.

Section 4.07.  Collection Account.

(a)

On the Closing Date, the Master Servicer shall open and shall thereafter maintain an account held in trust (the “Collection Account”), entitled “[          ], as trustee, in trust for the benefit of the Holders of Bayview Commercial Asset Trust 20[   ]-[  ] Asset Backed Securities.”  The Collection Account shall relate solely to the Securities issued by the Trust hereunder, and funds in such Collection Account shall not be commingled with any other monies.

(b)

The Collection Account shall be an Eligible Account.  If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

(c)

The Master Servicer will give to the Indenture Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account.  The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Indenture Trustee (subject to such Master Servicer’s right to direct payments and investments and its rights of withdrawal) under this Agreement.  The Master Servicer, at its option, may choose to make daily remittances from the Collection Account to the Indenture Trustee for deposit into the Note Distribution Account.

(d)

The Master Servicer shall deposit into the Collection Account, no later than the Business Day following the Closing Date, any amounts representing Monthly Payments on the Mortgage Loans due after the Cut-off Date and received by the Master Servicer on or before the Closing Date.  Thereafter, promptly upon receipt, the Master Servicer shall deposit or cause to be deposited in the Collection Account all amounts remitted to it by the Servicers in respect of the Mortgage Loans (which deposits may be net of the Master Servicing Fees).  Funds in the Collection Account may be invested in Eligible Investments (selected by and at the direction of the Master Servicer) which shall mature not later than the Master Servicer Remittance Date (except that if such Eligible Investment is an obligation of the Indenture Trustee and such Collection Account is maintained with the Indenture Trustee, then such Eligible Investment shall mature not later than such applicable Payment Date) and any such Eligible Investment shall not be sold or disposed of prior to its maturity.  In the absence of direction by the Master Servicer, all funds in the Collection Account shall remain uninvested.  All such Eligible Investments shall be made in the name of the Indenture Trustee (in its capacity as such) or its nominee.  All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time and shall not be part of the Trust Assets.  The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.  The Indenture Trustee has no duty with respect to and shall not be held liable by reason of any insufficiency in the Collection Account resulting from any investment loss on any investment included therein (except to the extent that the Indenture Trustee is the obligor and has defaulted thereon).  The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or, to the extent provided in the applicable Servicing Agreement, the applicable Servicer as additional servicing compensation.  If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account.

Section 4.08.  Application of Funds in the Collection Account.

The Master Servicer shall, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes, in the following order of priority:

[(i)

to withdraw funds deposited in error in the Collection Account;

(ii)

to pay to itself income earned, net of losses incurred, on the investment of funds deposited in the Collection Account and any Net Prepayment Interest Excess;

(iii)

to reimburse itself or any Servicer for previously Outstanding Advances made by it or by such Servicer pursuant to Section 4.26 or otherwise reimbursable pursuant to the terms of this Agreement or any Servicing Agreement; it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be limited to collections on the Mortgage Loans to which such Outstanding Advances relate and shall be prior to the rights of the Securityholders;

(iv)

to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan, for any amounts that represent Non-Recoverable Advances, it being understood, in the case of any such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Securityholders;

(v)

to reimburse itself or the applicable Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections 4.23 and 4.25(a) in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Master Servicing Fee Rate and the Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Securityholders;

(vi)

in the event it has elected not to pay itself the Master Servicing Fee out of any Mortgagor payment on account of interest or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Mortgagor payment or recovery in the Collection Account, to pay to itself the Master Servicing Fee for each Payment Date and any unpaid Master Servicing Fees for prior Payment Dates from any Mortgagor payment as to interest or such other recovery with respect to that Mortgage Loan, as is permitted by this Agreement;

(vii)

to reimburse itself for expenses incurred by and recoverable by or reimbursable to it or any Servicer pursuant to Sections 4.02, 4.05, 4.06, 4.19, 4.25(a) or 4.33, or any other provision of this Agreement, to the extent expressly permitted thereunder;

(viii)

to reimburse the Indenture Trustee, the Owner Trustee, the Custodian and the Administrator for the following:  (a)  to the Indenture Trustee, all reasonable ordinary out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, including the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts, (b) to the Indenture Trustee, expenses and indemnities reimbursable by the Issuer under Section 6.07 of the Indenture, as well as under each of this Agreement, the Trust Agreement, the Custody Agreement or the Administration Agreement, as applicable, and (c) to each of the Owner Trustee, the Custodian and the Administrator, expenses and indemnities (if any) reimbursable by the Issuer under this Agreement, the Indenture, the Trust Agreement, the Custody Agreement or the Administration Agreement, as applicable.

(ix)

to reimburse a Successor Master Servicer (solely in its capacity as Successor Master Servicer), for any fee, expense or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Indenture Trustee or a Successor Master Servicer appointed by the Indenture Trustee pursuant to Section 4.13 or 4.17, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Indenture Trustee thereto shall be prior to the rights of the Securityholders;

(x)

to make payment to itself and others pursuant to any provision of this Agreement, to the extent expressly provided thereunder;

(xi)

to pay to itself, a Servicer, the Seller, the Depositor or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Sections 2.03 or 10.02, all amounts received thereon and not required to be distributed to the Securityholders as of the date on which the related Principal Balance or Purchase Price is determined;

(xii)

to reimburse any Servicer for such amounts as are due thereto from the Issuer pursuant to this Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement, or to reimburse any expenses of the Trust or the Indenture Trustee expressly provided for in the Servicing Agreement;

(xiii)

to make payments to the Indenture Trustee for deposit into the Note Distribution Account in the amounts and in the manner provided for in Section 6.04; and

(xiv)

to clear and terminate any Collection Account pursuant to Section 10.02.]

Section 4.09.  [Determination of LIBOR.

(a)

On each LIBOR Rate Adjustment Date the Master Servicer shall determine LIBOR on the basis of the provisions of the definition of “LIBOR.”

(b)

The establishment of LIBOR by the Master Servicer and the Master Servicer’s subsequent calculation of the Interest Rate or Rates applicable to the LIBOR Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.  In all cases, absent manifest error, the Master Servicer may conclusively rely on quotations of LIBOR as such quotations appear on Telerate Screen Page 3750.]

Section 4.10.  Termination of Servicing Agreements; Successor Servicers.

(a)

The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and this Agreement.  In such event, within 90 days of such termination, the Master Servicer shall appoint a successor Servicer or shall itself (or through an Affiliate) act as servicer of the related Mortgage Loans; provided, however, that for so long as the Seller is the Servicing Rights Owner under any such Servicing Agreement, the Seller shall have the right to appoint a successor Servicer within thirty (30) days of the Master Servicer providing notice to the Indenture Trustee of its intent to terminate such Servicer, subject to the provisions of Section 4.34 hereof.  If the Master Servicer assumes the role of successor Servicer, or until a successor Servicer is appointed, the Master Servicer shall (i) immediately make Advances and (ii) perform all responsibilities, duties and liabilities of the Master Servicer; provided, however, that for the first 90-day period following a termination of a Servicer, the Master Servicer, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.

(b)

If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.  The Master Servicer shall, however, be deemed to have made the representations contained in Section 3.01 hereof as of the assumption by the Master Servicer of the duties of the applicable Servicer.  The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in respect of the related Mortgage Loans.

(c)

In the event that the Master Servicer terminates the rights and obligations of any Servicer under a Full Recourse Servicing Agreement pursuant to this Section, the Master Servicer shall use its reasonable best efforts to appoint a successor Servicer that will service the related Mortgage Loans in accordance with the provisions of the applicable Full Recourse Servicing Agreement.  If the Master Servicer is unable to appoint such a successor Servicer, the Master Servicer shall modify the provisions of such Full Recourse Servicing Agreement as it deems appropriate, in its reasonable best judgment and with the consent of the Depositor, and shall either appoint a successor Servicer or service such Mortgage Loans itself (or through an Affiliate) as provided herein.  In no event shall the Master Servicer or any of its Affiliates be required to service any Mortgage Loans pursuant to any Full Recourse Servicing Agreement in the absence of such modification.

(d)

In no event shall the Master Servicer be responsible for monitoring, supervising or overseeing the obligations of any Subservicer under any Subservicing agreement.

Section 4.11.  Master Servicer Liable for Enforcement.

The Master Servicer shall, subject to the provisions hereof, enforce the provisions of each Servicing Agreement for the benefit of the Securityholders.

Section 4.12.  No Contractual Relationship Between Servicers and Master Servicer or Depositor.

Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Servicer shall be deemed to be between such Servicer and the other parties thereto (and to the extent the Issuer and the Indenture Trustee are assigned rights thereunder or made third-party beneficiaries thereof, the Indenture Trustee) and the Depositor and the Master Servicer shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to such Servicing Agreement except as set forth in this Article IV.

Section 4.13.  Assumption by Indenture Trustee.

(a)

In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Master Servicer Default under this Agreement), the Indenture Trustee shall have the right to appoint a Successor Master Servicer, who shall assume all of the Master Servicer’s rights, duties and obligations hereunder.  If no such Successor Master Servicer is appointed within 60 days, the Indenture Trustee shall thereupon assume all of the rights and obligations of the Master Servicer hereunder (including the right to receive the Master Servicing Fee hereunder); provided, however, the Indenture Trustee shall not be required to make any of the representations or warranties in Section 3.01 hereof.  The Indenture Trustee, its designee or any Successor Master Servicer appointed by the Indenture Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein.

The Indenture Trustee shall determine the Master Servicing Fee Rate applicable to a Successor Master Servicer (other than the Indenture Trustee in such capacity), such Master Servicing Fee Rate not to exceed the Maximum Master Servicing Fee Rate.

(b)

In the event the Master Servicer is terminated, the Master Servicer shall, (i) upon request of the Indenture Trustee but at the expense of such Master Servicer, timely deliver to the assuming party all documents and records (including, without limitation, computer tapes, disks and other electronic or magnetic media, in each case in readable format) in its possession relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient assumption of its duties as Master Servicer to the assuming party and (ii) make such reimbursements as are required under Section 4.08(x) hereof.

(c)

The Master Servicer shall be entitled to terminate the rights and obligations of the Seller under the applicable Servicing Agreement, to the extent provided therein, in accordance with the terms and conditions of such Servicing Agreement and this Agreement.  In such event, the applicable Servicer shall assume such rights and obligations to the extent provided in the applicable Servicing Agreement.

Section 4.14.  “Due-on-Sale” Clauses; “Due-on-Encumbrance” Clauses, Assumption Agreements; Release of Collateral.

(a)

To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause the Servicers to enforce due-on-sale clauses with respect to the Mortgage Loans in accordance with the applicable Servicing Agreement, to the extent such clauses are enforceable.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

(b)

If any Mortgage Loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, the Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer, on behalf of the Indenture Trustee, to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in accordance with the applicable Servicing Standard.

(c)

The Master Servicer or the related Servicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, and certified to the Indenture Trustee, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectibility of, such Mortgage Loan would not be adversely affected thereby.  Any fee collected by the Master Servicer or the related Servicer for processing such a request will be retained by the Master Servicer or such Servicer as additional servicing compensation.

Section 4.15.  Release of Mortgage Files.

(a)

Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Securityholders on the next Payment Date, the Servicer will, if required under the applicable Servicing Agreement, promptly notify the Indenture Trustee and the Custodian by a certification substantially in the form of Exhibit E hereto (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.07 have been or will be so deposited) of a Servicing Officer and shall request the Indenture Trustee to deliver to the applicable Servicer the related Mortgage File.  Upon receipt of such certification and request, the Indenture Trustee shall promptly release (or shall cause the Custodian to promptly release) the related Mortgage File to the applicable Servicer and the Indenture Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File.  Upon any such payment in full, each Servicer is authorized to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that (unless otherwise expressly provided in the related Servicing Agreement) no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account or any Custodial Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Standard and the applicable Servicing Agreement, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings.  The Indenture Trustee shall, upon the request of a Servicer or the Master Servicer, and delivery to the Indenture Trustee of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit E, release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer.  Such Request for Release shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Indenture Trustee or Custodian, as applicable, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Request for Release shall be delivered by the Indenture Trustee to the Servicer or the Master Servicer.

Section 4.16.  Documents, Records and Funds in Possession of Master Servicer To Be Held for Indenture Trustee.

(a)

The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Indenture Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Indenture Trustee.  Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Indenture Trustee and the Securityholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement.  The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation in its possession regarding the Mortgage Loans to the Indenture Trustee and the Depositor, their agents and accountants at any time upon reasonable request and during normal business hours, and to Securityholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority.  Such access shall be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Issuer, the Indenture Trustee and the Securityholders and shall be and remain the sole and exclusive property of the Issuer, subject to the lien of the Indenture in favor of the Indenture Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to deduct from any such funds any amounts that are permitted to be withdrawn by the Master Servicer pursuant to Section 4.08 hereof or by such Servicer under the applicable Servicing Agreement.

(c)

The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Indenture Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds now or hereafter held by, or under the control of, the Master Servicer that are collected by the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under its Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Indenture Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer shall be held by the Master Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee’s agent and bailee for purposes of perfecting the Indenture Trustee’s security interest therein as provided by relevant Uniform Commercial Code or other laws.

(d)

The Master Servicer agrees that it shall not create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Indenture Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan, except as otherwise expressly provided herein.

Section 4.17.  Removal of Master Servicer; Resignation of Master Servicer; Term of Servicing.

(a)

If any of the following events (each, an “Event of Master Servicer Default”) shall occur and be continuing:

(i)

Any failure by the Master Servicer (x) to deposit to the Collection Account all collections received by the Master Servicer directly within two Business Days following the Business Day on which such amounts are deposited by the Master Servicer to its general account (which shall be within one Business Day following receipt of such amount) and are determined by the Master Servicer to relate to the Mortgage Loans or (y) to remit to the Indenture Trustee for deposit in the Note Distribution Account any amount required to be deposited therein pursuant to Section 6.04(c) hereof by the related Master Servicer Remittance Date; or

(ii)

Failure on the part of the Master Servicer to observe or perform any term, covenant or agreement in this Agreement (other than those covered by clause (i) above) or a failure to comply with the provisions of Accepted Master Servicing Practices, which failure materially and adversely affects the rights of the Holders of the Securities and which continues unremedied for [    ] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Indenture Trustee or the Securityholders who, in the aggregate, hold Securities evidencing Voting Rights of [   ]% or more; or

(iii)

Any proceeding shall be instituted against the Master Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

(iv)

The commencement by the Master Servicer of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Master Servicer in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Master Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Master Servicer in furtherance of any such action; or

(v)

The Master Servicer shall fail to deliver a report expressly required by this Agreement, and the continuance of such failure for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Depositor or the Indenture Trustee (except that such three Business Day period shall be deemed not to run as to any portion of such report during such time as the Master Servicer’s failure to provide such information is for cause or inability beyond its control and the Master Servicer provides the Indenture Trustee and the Depositor with an Officer’s Certificate of the Master Servicer to such effect);

then the Indenture Trustee at the direction of the Required Securityholders shall, in each case by delivery to the Master Servicer of a written notice specifying the occurrence of any of the foregoing events terminate the responsibilities of the Master Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Master Servicer; provided, that, in the event any of the events described in subsections (i)(y), (iii) or (iv) shall have occurred, termination of the duties and responsibilities of the Master Servicer shall automatically occur, without, demand, protest, or further notice of any kind, all of which are expressly waived by the Master Servicer; provided that in the case of a proceeding described in subsection (iii) brought by a third party and not consented to by the Master Servicer, an Event of Master Servicer Default shall not be deemed to have occurred until the earliest to occur of (A) the failure of the relevant court to grant the Master Servicer’s motion to dismiss such proceeding within [   ] days of the filing of such motion, (B) the denial of the Master Servicer’s motion to dismiss such proceeding by the relevant court, (C) the failure of the Master Servicer to file such a motion within [   ] days of the notice of the proceeding and (D) the subsequent withdrawal by the Master Servicer of its motion to dismiss such proceeding.

If an Event of Master Servicer Default occurs and is continuing and if the Indenture Trustee has actual knowledge or has received notice thereof, the Indenture Trustee shall give prompt written notice of thereof to the Custodian, the Issuer, the Depositor, the Master Servicer, the Rating Agencies and each Securityholder.

(b)

The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except with the consent of the Depositor and the Indenture Trustee or upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to the effect that such duties are not so permissible (the cost of which shall be borne by the Master Servicer) to such effect which shall be delivered to the Indenture Trustee, the Depositor, the Rating Agencies and the Securityholders.

(c)

Except as may be required by law, no resignation of the Master Servicer shall become effective until a Successor Master Servicer shall have assumed all of the Master Servicer’s responsibilities and obligations hereunder.

(d)

If the Master Servicer is removed or resigns and the Indenture Trustee does not appoint a Successor Master Servicer in accordance with Section 4.13 hereof, then the Indenture Trustee shall become the Successor Master Servicer.  The Indenture Trustee shall be entitled to reimbursement from the predecessor Master Servicer for the costs and expenses of the Indenture Trustee related to a termination of the Master Servicer, the appointment of a successor Master Servicer or the transfer and assumption of servicing by the Indenture Trustee, as Successor Master Servicer, each due to an Event of Master Servicer Default.  To the extent that such costs and expenses of the Indenture Trustee are not fully and timely reimbursed by the predecessor Master Servicer, the Indenture Trustee shall be entitled to reimbursement of such costs and expenses from the Collection Account in accordance with Section 4.08(x).

(e)

Any collections received by the Master Servicer after removal or resignation shall be endorsed by it and remitted directly and immediately to the Successor Master Servicer.  The Master Servicer shall be entitled to receive the Master Servicing Fee through the day on which it is terminated as Master Servicer (which may be pro rated for a partial month).

To the extent that the Master Servicer, at the time of its removal or resignation, has theretofore expended any amounts as Advances with respect to any Mortgage Loan, which Advances remain Outstanding Advances as of such date, the Master Servicer shall thereafter be entitled to receive from the Successor Master Servicer, monthly, such information as may be generated by the Successor Master Servicer as may be reasonably necessary to enable the Master Servicer to monitor the recovery of, and collection efforts undertaken with respect to, such Outstanding Advances, which information will include details of collection activities, payment records and trial balances.  To the extent that the Successor Master Servicer receives any amounts which relate to reimbursement for Outstanding Advances made by the prior Master Servicer, such amounts shall be remitted to the prior Master Servicer on the related Payment Date.  To the extent that the Master Servicer, based upon the information supplied by the Successor Master Servicer, believes that any discrepancies exist between actual Outstanding Advances received by the Successor Master Servicer and the amounts forwarded to the Master Servicer as recovered Outstanding Advances, the Master Servicer and the Successor Master Servicer shall attempt in good faith to reconcile such discrepancies.

(f)

The Master Servicer agrees to cooperate reasonably with the Successor Master Servicer in effecting the termination of the Master Servicer’s servicing responsibilities and rights hereunder and shall promptly provide to the Successor Master Servicer all documents and records reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and shall promptly also transfer to the Successor Master Servicer all amounts which then have been or should have been deposited in the Collection Account, or which are thereafter received with respect to the Mortgage Loans.  The Successor Master Servicer shall not be held liable for any acts or omissions of the prior Master Servicer or by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.  The Master Servicer shall reimburse the Successor Master Servicer for its reasonable costs and expenses associated with the transfer of the master servicing following resignation of the Master Servicer or termination of the Master Servicer pursuant to this Section 4.17.

Section 4.18.  [Reserved]

Section 4.19.  Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the related Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreement.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on any REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.07, any amounts collected by the Master Servicer, or remitted to the Master Servicer by any Servicer, under any insurance policies maintained pursuant to this Section 4.19 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.08.  Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Securityholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.08.

Section 4.20.  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (subject to Section 4.01 and to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Indenture Trustee and the Securityholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim and compliance with any applicable requirements of FHA or VA) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 4.21.  Maintenance of the Primary Mortgage Insurance Policies.

(a)

Subject to Section 4.01, the Master Servicer shall not take, or knowingly permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder.  The Master Servicer shall, subject to Section 4.01, use its reasonable best efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall not, and shall not knowingly permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)

The Master Servicer agrees, subject to Section 4.01,  to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Indenture Trustee and the Securityholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Section 4.07, any amounts collected by the Master Servicer or remitted to the Master Servicer by any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.08.

Section 4.22.  Indenture Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Indenture Trustee or the Custodian shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance, if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Mortgage Notes have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Indenture Trustee or the Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause to be delivered to the Indenture Trustee upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 4.23.  Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall, subject to Section 4.01, cause each Servicer (to the extent required under the related Servicing Agreement) to use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the  applicable Servicing Agreement.

Section 4.24.  Compensation to the Master Servicer.

The Master Servicer shall be entitled either (a) to pay itself the Master Servicing Fee in respect of remittances from the Servicers prior to the deposit of such payment in the Collection Account or (b) to withdraw from the Collection Account, subject to Section 4.08, the Master Servicing Fee.  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty or yield maintenance payment) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account.  In addition, the Master Servicer will be entitled to retain any Net Prepayment Interest Excess.  If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Indenture Trustee to pay the Master Servicing Fee to the Master Servicer by withdrawal from the Note Distribution Account to the extent that payments have been received with respect to the applicable Mortgage Loan.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.  Pursuant to Section 4.07 all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as additional compensation.

The Master Servicing Fee for each Payment Date shall be reduced as provided in Section 6.10.

Section 4.25.  REO Property.

(a)

In the event the Trust acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Indenture Trustee, or to its nominee, on behalf of the related Securityholders.  The Master Servicer shall use its reasonable best efforts, subject to Section 4.01 and to the extent provided in the applicable Servicing Agreement, to cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall, subject to Section 4.01, cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement.

(b)

The Master Servicer shall, subject to Section 4.01 and to the extent required by the related Servicing Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Collection Account.

(c)

The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related Outstanding Advances and other unreimbursed advances from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such Outstanding Advances may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Indenture Trustee for deposit into the Note Distribution Account on the next succeeding Master Servicer Remittance Date.

Section 4.26.  Delinquency Advances and Servicing Advances.

(a)

Not later than 12:00 noon [       ] time on each Master Servicer Remittance Date, the Master Servicer, except as otherwise stated herein, shall advance funds (each such advance, a “Delinquency Advance”) to the Note Distribution Account in the amount of any Monthly Payment that is due during the related Due Period and not received by the Master Servicer from the related Servicer as of the related Determination Date; provided, however, that the Master Servicer will not be required to make any such Delinquency Advance (i) if the related Mortgage is listed on Schedule I-J hereto or (ii) if the Master Servicer determines in reasonable good faith that such Delinquency Advance would be a Non-Recoverable Advance.  Such determination by the Master Servicer will be evidenced by a certificate signed by a Servicing Officer delivered to the Indenture Trustee no later than such Master Servicer Remittance Date for the related Payment Date.  Each Delinquency Advance shall increase the Outstanding Advances with respect to the related Mortgage Loan.  The Master Servicer shall be permitted to fund Delinquency Advances from its own funds, and from amounts then on deposit in the Collection Account in excess of the Total Distribution Amount for the related Master Servicer Remittance Date.

(b)

The Master Servicer may recover Delinquency Advances (i) from the Collection Account out of collections on the Mortgage Loan whose delinquency gave rise to such Delinquency Advance subsequent to the related Due Period, from Liquidation Proceeds and/or Insurance Proceeds recovered on account of such Mortgage Loan to the extent of the amount of such Delinquency Advance prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Collection Account and (ii) from the Collection Account generally, if such Delinquency Advance has been determined to be a Non-Recoverable Advance.

(c)

The Master Servicer, to the extent the Master Servicer becomes the successor to a Servicer pursuant to Section 4.10 and to the extent required by the related Servicing Agreement, will advance all “out-of-pocket” costs and expenses incurred in the performance of its servicing obligations with respect to defaulted Mortgage Loans, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, and any reasonable legal expenses in connection with the assertion by a Mortgagor of any claim or defense that the Mortgagor may have had against the originator in connection with the sale, financing or construction of such Mortgagor’s home and which the Mortgagor asserts against the Master Servicer and (iii) the management and liquidation of REO Property, but shall only pay such costs and expenses to the extent the Master Servicer reasonably believes such costs and expenses will be recovered from the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan.  Each such expenditure, if customary and reasonable, and exclusive of overhead, will constitute a “Servicing Advance.”  The Master Servicer may recover a Servicing Advance from the Mortgagor to the extent permitted by the related Mortgage Loan, from the Collection Account out of collections on the related Mortgage Loan, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, from Insurance Proceeds collected with respect to the related Mortgage Loan prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Collection Account or, if such Liquidation Proceeds and Insurance Proceeds are insufficient to reimburse the Master Servicer for such Servicing Advance, from the Collection Account.

Section 4.27.  Master Servicer Reports.

To the extent the Master Servicer receives timely information from each Servicer not later than 2:00 p.m. [       ] time two Business Days prior to each Payment Date, the Master Servicer shall deliver or cause to be delivered to the Indenture Trustee the related Master Servicer’s Monthly Report which shall contain (i) a summary report of Mortgage Loan payment activity for such month, (ii) delinquency summary reports for Mortgage Loans with respect to which scheduled payments due in such month were not made, (iii) an itemization by category of all amounts to be paid on the Payment Date and (iv) such other information as is necessary for the Indenture Trustee to report items in Sections 6.08(a) and (b); provided, however, that the Master Servicer shall provide the information detailed in clauses (iii) and (v) above with respect to the assets of the Trust Assets other than the Mortgage Loans only to the extent that it receives such information in a timely manner from the parties that are required to provide such information to the Master Servicer.  In the event the Master Servicer does not receive timely information from each Servicer, the Master Servicer shall deliver or cause to be delivered the Master Servicer’s Monthly Report to the Indenture Trustee within [one] Business Day following the Master Servicer’s receipt of the necessary information.

Section 4.28.  Annual Statements as to Compliance.

(a)

The Master Servicer shall deliver to the Depositor and the Indenture Trustee on or before March 1 of each applicable calendar year, commencing in 20[  ], an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding fiscal year and of the performance of the Master Servicer under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all of its material obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.  Upon request, the Indenture Trustee shall forward a copy of each such statement to each Rating Agency and each Underwriter.

(b)

On or before March 1 of each calendar year, the Master Servicer shall deliver to the Depositor and the Indenture Trustee a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Master Servicer, and that are backed by the same asset type as the Mortgage Loans.  Each such report shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

(c)

Copies of such statements shall be provided to any Securityholder upon request, by the Master Servicer or by the Indenture Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee shall be unaware of the Master Servicer’s failure to provide such statement.

(d)

The Master Servicer shall promptly notify the Depositor and the Indenture Trustee (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Master Servicer shall become (but only to the extent not previously disclosed to the Indenture Trustee and the Depositor) at any time an affiliate of any of the Seller, the Indenture Trustee or any Servicer, Subservicer, Subcontractor or “Originator” contemplated by Item 1110 (§ 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (§ 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (§§ 229.1114-1115) of Regulation AB or any other material party to the Trust contemplated by Item 1100(d)(1) (§ 229.1100(d)(1)) of Regulation AB.

Section 4.29.  Annual Independent Public Accountants’ Servicing Statement; Financial Statements.

On or before March 1 of each calendar year, the Master Servicer shall deliver to the Trustee and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Master Servicer pursuant to Section 4.28(b).  Such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

Section 4.30.  Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA, FHLMC, FHA and VA and shall have a net worth of not less than $[   ].

Section 4.31.  Reports filed with the Securities and Exchange Commission.

(a)

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter, within 10 days (or, if applicable, within such shorter period of time as is required under the SEC Rules), the Master Servicer shall, in accordance with industry standards, sign on behalf of the Depositor and file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with (i) a copy of the statement to the Securityholders for such Payment Date and (ii) such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§229.1121) of Regulation AB, so long as such information is made available to the Master Servicer in a format compatible with EDGAR filing requirements.  The Master Servicer shall have no responsibility to file any items other than those specified in this Section; provided, however, the Master Servicer shall cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Exchange Act.  The Master Servicer shall be entitled to reimbursement from the Trust for any expenses incurred in connection with such additional filings.  Prior to January 30, 20[    ], if at the beginning of fiscal year [     ], the Notes of each Class are held of record by less than 300 persons, the Master Servicer shall, in accordance with Section 15(d) of the Exchange Act, sign on behalf of the Depositor and file a Form 15 Suspension Notification with respect to the Trust, if applicable.  The Master Servicer shall, as promptly as practicable, prepare and deliver to the Depositor (or such Person as the Depositor shall designate) a Form 10-K, in substance conforming to industry standards, with respect to the Trust.  On or prior to March 20, 20[    ] (provided that the executed Form 10-K and Form 10-K Certification are timely returned to it by the signing party), the Master Servicer shall file (but will not execute) such Form 10-K.  The Form 10-K shall include (w) the certification required pursuant to Rule 13a-14 under the Exchange Act (the “Form 10-K Certification”) signed by an appropriate officer of the Depositor (which Form 10-K Certification the Master Servicer shall not be required to sign), (x) the annual certifications delivered by the Indenture Trustee, the Administrator, the Master Servicer and each Servicer, Subservicer or Subcontractor pursuant to this Agreement, the Servicing Agreements and any Subservicing Agreements, (y) the related public accounting firm attestation reports and (z) such other information as is required by SEC Rules and Regulation AB.  If any party’s report on assessment of compliance with servicing criteria required by clause (x) in the immediately preceding sentence, or the related public accounting firm attestation report required by clause (y) in the immediately preceding sentence, identifies any material instance of noncompliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§229.1122(d)), the Master Servicer shall identify the material instance of noncompliance in such report in the Form 10-K; and in the event that the Master Servicer is unable to include any report required by either clause (x) or (y) of the immediately preceding sentence in the form 10-K, the Master Servicer shall disclose such fact in the form 10-K together with an explanation as to why such report is not included as an exhibit in the Form 10-K.  The Master Servicer shall have no liability for any delay in filing the Form 10-D, Form 10-K or Form 10-K Certification due to the failure of any party to sign such Form 10-D, Form 10-K, or Form 10-K certification.  The Depositor agrees to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Master Servicer shall have no responsibility to file any items other than those specified in this Section.

(b)

If so requested, the Master Servicer shall sign a certification (in the form attached hereto as Exhibit M) for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Master Servicer shall not be required to undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K).

Section 4.32.  Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Indenture Trustee, the Depositor or the Rating Agencies to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a Successor Master Servicer, the entire amount of the Master Servicing Fee and other compensation payable to the Master Servicer pursuant hereto after the date of such transfer, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 4.24 hereof, shall thereafter be payable to such Successor Master Servicer.

Notwithstanding anything to the contrary set forth herein, as a condition to the utilization of any Subservicer or Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122, the Master Servicer shall obtain from any such Subservicer or Subcontractor used by the Master Servicer for the benefit of the Depositor a written agreement from such Subservicer or Subcontractor (in form and substance satisfactory to the Depositor) to comply with the provisions of Sections 4.28 and 4.29 of this Agreement to the same extent as if such Subservicer or Subcontractor were the Master Servicer.

Section 4.33.  Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indenture Trustee, the Custodian, the Depositor or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this  Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Securityholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided in Section 4.08.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent the Trust incurs damages or expenses as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers in accordance with Section 4.01 hereof.

Section 4.34.  Transfer of Servicing.

The Servicing Rights Owner shall provide written notice to the Indenture Trustee and the Master Servicer thirty days prior to any transfer or assignment by the Servicing Rights Owner of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any other Person.  In addition, the transfer or assignment of rights and delegation of duties under any Servicing Agreement or the transfer of the servicing thereunder to a successor servicer (whether by the Servicing Rights Owner or the Master Servicer) shall be subject to the following conditions:

(a)

Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement and must be reasonably acceptable to the Master Servicer, whose approval shall not be unreasonably withheld;

(b)

Such successor servicer must execute and deliver to the Indenture Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under the applicable Servicing Agreement;

(c)

There must be delivered to the Indenture Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes; provided, however, that this requirement shall not apply to any transfer of servicing to [          ] or to a successor servicer that is, prior to the date of such transfer, a Servicer of Mortgage Loans;

(d)

The Servicing Rights Owner shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to such successor servicer, including, but not limited to, the following: (i) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Servicing Rights Owner shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (ii) prior to the effective date of such transfer of servicing, the Servicing Rights Owner shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (iii) on or prior to the effective date of such transfer of servicing, the Servicing Rights Owner shall cause the prior Servicer to deliver to the successor servicer all related loan documents and any related records or materials; (iv) on or prior to the effective date of such transfer of servicing, the Servicing Rights Owner shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Master Servicer Remittance Date, to the Master Servicer, all funds held by the Servicer in respect of the Mortgage Loans; (v) on or prior to the effective date of such transfer of servicing, the Servicing Rights Owner shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (vi) the Servicing Rights Owner shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request;

(e)

In the event that the Servicing Rights Owner transfers its servicing rights under the applicable Servicing Agreement, any successor Servicing Rights Owner of the servicing rights shall acknowledge in writing that it is subject to the provisions of Section 4.06 in respect of the obligations of the Seller thereunder and Section 4.34 of this Agreement; and

(f)

Prior to amending any Servicing Agreement or consenting to any amendment or modification thereof, the Servicing Rights Owner shall obtain the prior written consent of the Master Servicer and the Indenture Trustee (such consent to be not unreasonably withheld).

ARTICLE V

[RESERVED]

ARTICLE VI

DEPOSITS AND DISTRIBUTIONS

Section 6.01.  Rights of the Holders.

Amounts held by the Indenture Trustee for future distribution to the Securityholders, including, without limitation, amounts in the Collection Account, any Government Securities Account, Note Distribution Account and Certificate Distribution Account, shall not be distributed except in accordance with the terms of this Agreement.

Section 6.02.  Establishment of Trust Accounts and Certificate Distribution Account.

(a)

(i)

The Master Servicer shall establish and maintain in the name of the Securities Intermediary the Collection Account as provided in Section 4.07, which account shall be pledged to the Indenture Trustee for the benefit of the Noteholders.

(ii)

The Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain in the name of the Securities Intermediary an Eligible Account (the “Note Distribution Account”), which account shall be pledged to the Indenture Trustee and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(iii)

[Reserved]

(iv)

The Indenture Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Owner Trustee an Eligible Account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

(b)

(i)

Funds on deposit in the Collection Account, any Government Securities Account, any Reserve Fund, [the Pre-Funding Account, the Capitalized Interest Account,] [the Revolving Account]  and the Note Distribution Account (each, a “Trust Account”), and funds in the Certificate Distribution Account, may be invested, and if invested shall be invested in Eligible Investments at the direction of the Master Servicer, in the case of the Collection Account, and otherwise at the direction of the Depositor, and such investments shall not be sold or disposed of prior to their maturity.  All such investments shall be made in the name of the Indenture Trustee in the manner provided herein.  Subject to paragraph (b)(ii) below, funds on deposit in the Trust Accounts and the Certificate Distribution Account, if invested, shall be invested (1) in Eligible Investments selected (x) in the case of the Collection Account, by the Master Servicer and (y) in the case of the Note Distribution Account and the Certificate Distribution Account, by the Depositor or (2) by an investment manager in Eligible Investments selected by such investment manager; provided that (A) such investment manager shall be selected by the Master Servicer, in the case of the Collection Account, and by the Depositor, in the case of the Note Distribution Account and the Certificate Distribution Account, (B) such investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds, and (C) any investment so selected by such investment manager shall be made in the name of the Indenture Trustee and shall be settled by a delivery to the Indenture Trustee that complies with the terms of this Agreement as it relates to investing such funds.  It is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from an investment made in accordance with this Section 6.02(b).  All such investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as applicable; provided, that amounts on deposit in the Collection Account shall be applied as provided in the last sentence of this paragraph.  Other than as permitted by each Rating Agency, funds on deposit in the Trust Accounts and the Certificate Distribution Account, if invested, shall be invested in Eligible Investments that will mature not later than the Business Day immediately preceding the next Payment Date (or on such next Payment Date if either (x) such investment is held in the trust department of the institution with which the Trust Accounts or the Certificate Distribution Account, as applicable, is then maintained and is invested in a time deposit of the Indenture Trustee rated at least A-1 (or the equivalent) by each Rating Agency (such account being maintained within the trust department of the Indenture Trustee) or (y) the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee are either (A) rated at least A-1 (or the equivalent) by each Rating Agency on the date such investment is made or (B) guaranteed by an entity whose short-term unsecured debt obligations are rated at least A-1 (or the equivalent) by each Rating Agency on the date such investment is made) has agreed to advance funds on such Payment Date to the Note Distribution Account or the Certificate Distribution Account, as applicable, in the amount payable on such investment on such Payment Date pending receipt thereof to the extent necessary to make distributions on such Payment Date).  For the purposes of the foregoing, unless the Indenture Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance and it shall not be responsible to make such advance.  The Master Servicer shall deposit into the Collection Account an amount equal to any loss realized on any investment of funds in the Collection Account immediately as any such loss is realized.  The Depositor shall deposit in the Note Distribution Account or the Certificate Distribution Account, as applicable, an amount equal to any loss realized on any investment of funds in such account immediately as any such loss is realized.  Funds on deposit in the Collection Account shall be withdrawn therefrom by the Master Servicer on the Master Servicer Remittance Date immediately preceding each Payment Date to make deposits and distributions on each such date in the manner and priorities set forth in Section 4.08.

(ii)

Notwithstanding anything to the contrary in paragraph (b)(i) above, funds on deposit in any Government Securities Account, if invested, shall be invested only in Eligible Investments specified in clause (a) or clause (e) of the definition thereof.  Such investments shall not be sold or disposed of prior to their maturity.  All such Eligible Investments shall be made in the name of the Indenture Trustee in its capacity as such) or its nominee.  All income and gain realized from such investments shall be distributed to Securityholders pursuant to this Agreement.  The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Government Securities Account resulting from any investment loss on any investment made hereunder.  Any losses on investments arising out of funds invested from any Government Securities Account shall be paid by the Depositor.

(c)

The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Assets.  The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders or the Noteholders and the Certificateholders, as the case may be.  If, at any time, any of the Trust Accounts or the Certificate Distribution Account ceases to be an Eligible Account, the Indenture Trustee (or the Master Servicer on its behalf) shall within 30 Business Days establish a new Trust Account or a new Certificate Distribution Account, as applicable, as an Eligible Account and shall transfer any cash and/or any investments to such new account.

The Depositor, the Issuer and the Indenture Trustee hereby appoint [          ] as Securities Intermediary with respect to the Trust Accounts and the Certificate Distribution Account, and the Issuer has, pursuant to the Indenture, granted to the Indenture Trustee, for the benefit of the Securityholders, a security interest to secure all amounts due Noteholders hereunder in and to the Trust Accounts and the Security Entitlements to all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Accounts and all proceeds thereof, and the Depositor hereby grants to the Issuer, as collateral agent for the benefit of Certificateholders, a security interest to secure all amounts due to Certificateholders hereunder in and to the Certificate Distribution Account and the Security Entitlements and all Financial Assets credited to the Certificate Distribution Account, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to such account and all proceeds thereof.  Amounts held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Securityholders, and amounts held from time to time in the Certificate Distribution Account will continue to be held by the Securities Intermediary for the benefit of the Issuer, as collateral agent, for the benefit of the Certificateholders.  Upon the termination of the Trust or the discharge of the Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination.  By acceptance of their Securities or interests therein, the Securityholders shall be deemed to have appointed [          ] as Securities Intermediary.  [          ] hereby accepts such appointment as Securities Intermediary.

(i)

With respect to the Trust Account Property credited to the Trust Accounts, or the Certificate Distribution Account, the Securities Intermediary agrees that:

(A)

with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(B)

the sole assets permitted in the Trust Accounts and the Certificate Distribution Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

(C)

any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Account or the Certificate Distribution Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee (or the issuer, in the case of the Certificate Distribution Account) with respect thereto over which the Securities Intermediary or such other institution has Control;

(ii)

The Securities Intermediary hereby confirms that (A) each Trust Account and the Certificate Distribution Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, and the Issuer, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Certificate Distribution Account, (B) all Trust Account Property in respect of any Trust Account or the Certificate Distribution Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account or the Certificate Distribution Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case (x) will any Financial Asset credited to any Trust Account be registered in the name of the Seller or the Issuer, payable to the order of the Seller or the Issuer or specially endorsed to the Seller or the Issuer, or (y) will any Financial Asset credited to the Certificate Distribution Account be registered in the name of the Seller, payable to the order of the Seller or specially endorsed to the Seller, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

(iii)

The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to any Trust Account or the Certificate Distribution Account shall be treated as a Financial Asset;

(iv)

If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Seller, the Issuer or any other Person.  If at any time the Indenture Trustee notifies the Securities Intermediary in writing that the Trust has been terminated or the Indenture discharged in accordance herewith and with the Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Seller or the Issuer directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person;

If at any time the Securities Intermediary shall receive an Entitlement Order from the Issuer directing transfer or redemption of any Financial Asset relating to the Certificate Distribution Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Seller or any other Person.  If at any time the Issuer notifies the Securities Intermediary in writing that the Trust has been terminated in accordance herewith and with the Trust Agreement and the security interest granted above has been released, then thereafter if the Securities Intermediary shall receive any order from the Seller directing transfer or redemption of any Financial Asset relating to the Certificate Distribution Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or any other Person;

(v)

In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Trust Account or the Certificate Distribution Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee, in the case of the Trust Accounts, or of the Issuer, in the case of the Certificate Distribution Account.  The Financial Assets credited to the Trust Accounts, or the Certificate Distribution Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee  in the case of the Trust Accounts, or of the Issuer, in the case of the Certificate Distribution Account (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts, and the Certificate Distribution Account, and (ii) the face amount of any checks which have been credited to any Trust Account or the Certificate Distribution Account but are subsequently returned unpaid because of uncollected or insufficient funds);

(vi)

There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to any Trust Account, or the Depositor with respect to the Certificate Distribution Account.  In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(vii)

The rights and powers granted under the Indenture and herein to (x) the Indenture Trustee have been granted in order to perfect its security interest in the Trust Accounts and the Security Entitlements to the Financial Assets credited thereto, and (y) the Issuer have been granted in order to perfect its security interest in the Certificate Distribution Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor or the Issuer nor by the lapse of time.  The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Trust Accounts or of the Issuer in the Certificate Distribution Account, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee or the Issuer, as applicable, has notified the Securities Intermediary of such termination in writing; and

(viii)

Notwithstanding anything else contained herein, the Depositor and the Issuer agree that the Trust Accounts and the Certificate Distribution Account will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows:  (1) it will comply with Entitlement Orders related to the Trust Accounts issued by the Indenture Trustee, as collateral agent, without further consent by the Depositor or the Issuer, and with Entitlement Orders related to the Certificate Distribution Account issued by the Issuer, as collateral agent, without further consent by the Depositor; (2) until termination of the Trust or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent with respect to the Trust Accounts or the Issuer, as collateral agent with respect to the Certificate Distribution Account; and (3) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to the applicable account.

(d)

Notwithstanding the foregoing, the Issuer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee and the Master Servicer to make withdrawals and distributions from the Trust Accounts for the purpose of permitting the Master Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(e)

Each of the Depositor and the Issuer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Issuer and the Indenture Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section.  The Depositor shall:

(i)

promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Issuer’s and the Indenture Trustee’s security interest in the Trust Account Property; and

(ii)

make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following:  (1) any change in its corporate name or any trade name or its jurisdiction of organization; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Issuer and the Indenture Trustee of any such filings.

Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee.  Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Trust Account Property.  In connection with the transactions contemplated by the Basic Documents relating to the Trust Account Property, each of the Depositor and the Issuer authorizes its immediate or mediate transferee, including the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 6.02(e).

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Securityholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Securityholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder.  The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document.  The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct.  The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Administrator.

Section 6.03.  Investment of Amounts.

To the extent there are uninvested amounts in the Note Distribution Account or the Certificate Distribution Account prior to 3:00 p.m. New York City time of any Business Day, the Indenture Trustee shall invest such amounts in Eligible Investments of the type described in subsection (e) of the definition of Eligible Investments.  All such investments shall be made in the name of the Indenture Trustee.  The Depositor shall be entitled to any income on such investments and shall be liable for any losses thereon.

Section 6.04.  Collections.

(a)

The Master Servicer shall provide each Servicer with such instructions as are necessary to permit the transfer by wire transfer in immediately available funds of all amounts on deposit in the Custodial Accounts which constitute collections to the Collection Account on the Servicer Remittance Date specified in the related Servicing Agreement.

(b)

On or prior to each Master Servicer Remittance Date, the Master Servicer shall determine the Interest Remittance Amount, the Principal Remittance Amount, the Principal Distribution Amount, the Total Distribution Amount, the Swap Payment Amount, the Indenture Trustee Fee, the Owner Trustee Fee and the Custodian Fee, in each case for the related Payment Date.  For purposes of this Section 6.04 and Section 6.08, with respect to any Payment Date, in determining the amount received by the Issuer from any Rate Protection Provider or from the Underlying Securities, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information provided to it by any Rate Protection Provider or by the Indenture Trustee, as applicable, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such amount.

(c)

On each Master Servicer Remittance Date, the Master Servicer shall remit the Total Distribution Amount for the related Payment Date, exclusive of any amounts received with respect to the related Payment Date under any Rate Protection Agreement or in respect of the Underlying Securities that have not been deposited in the Collection Account, to the Note Distribution Account.  Prior to disbursing the Total Distribution Amount, the Indenture Trustee shall withdraw from the Note Distribution Account on each Payment Date and pay, solely from and in reduction of the Interest Remittance Amount, (i) to itself, the Indenture Trustee Fee for such Payment Date, (ii) to the Owner Trustee, the Owner Trustee Fee for such Payment Date and (iii) to the Custodian, the Custodian Fee for such Payment Date.

(d)

[Reserved]

(e)

The Indenture Trustee shall deposit into the Note Distribution Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any payments or distributions are received by the Indenture Trustee with respect to any Rate Protection Agreement or Underlying Securities, all such amounts.

(f)

Immediately following the purchase or early termination of any Underlying Securities pursuant to the related Underlying Agreement and receipt of amounts in respect thereof, the Indenture Trustee shall transfer the aggregate of such amounts into the Note Distribution Account.

Section 6.05.  Flow of Funds.

(a)

On each Payment Date, the Indenture Trustee shall retain in the Note Distribution Account or deposit in the Certificate Distribution Account, and shall distribute, the Total Distribution Amount (net of the Indenture Trustee Fee, the Owner Trustee Fee and the Custodian Fee to Holders of the Securities, in the amounts and priorities specified in this Section.

(b)

On each Payment Date, the Indenture Trustee shall retain in or deposit in the applicable account, and shall distribute, the Interest Remittance Amount for such date in the following order of priority:

[to be provided as applicable]

(c)

On each Payment Date, the Principal Distribution Amount shall be distributed in the following order of priority:

[to be provided as applicable]

(d)

On each Payment Date, the Indenture Trustee shall retain in or deposit in the applicable account, and shall distribute, the Excess Cashflow in the following order of priority:

[to be provided as applicable]

(e)

On the Redemption Date, the Indenture Trustee shall distribute to each Class of Notes the related Redemption Price therefor, as set forth in the Indenture.

Section 6.06.  Disbursement of Funds.

All distributions shall be made pursuant to Section 6.05 by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor if such Person shall have so notified the Indenture Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Payment Date; provided, that, a Securityholder shall only be entitled to receive distributions by wire transfer if such Securityholder is the registered Holder of Securities having an initial aggregate principal amount equal to or in excess of $[   ] or a Percentage Interest equal to or in excess of [   ]%; and in all other cases by check mailed to each such Securityholder at such Holder’s address appearing in the Certificate Register.

Section 6.07.  Allocation of Losses.

(a)

On each Payment Date, the Class Principal Balance of each Class of Notes shall be reduced by the amount of any Applied Loss Amount for such date, in the following order of priority:

[to be provided as applicable]

(b)

Any Applied Loss Amount so allocated to a Class of Notes shall be allocated among the Notes of such Class in proportion to their respective principal balances.  Any allocation of an Applied Loss Amount pursuant to this Section shall be accomplished by reducing the Class Principal Balance of the applicable Class and the principal balance of each related Note on the applicable Payment Date.

Section 6.08.  Reports to Securityholders.

(a)

On each Payment Date, concurrently with the distribution to the Securityholders, the Indenture Trustee shall furnish to the Securityholders, the Depositor, the Issuer, and each Rating Agency, a report, based solely on information provided to the Indenture Trustee by the Master Servicer, the Underlying Payment Date Statements for the related Underlying Payment Date, and in the Master Servicer’s Monthly Report, containing the following information:

(i)

the amount of the distribution on such Payment Date with respect to each Class of Securities;

(ii)

the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included therein;

(iii)

the amount of such distributions allocable to interest;

(iv)

the Class Principal Balance (or Class Notional Balance) for each Class of Securities as of such Payment Date together with the principal amount or notional amount of the Securities of the related Class (based on a Security in the original principal amount or notional amount of $[   ]) then outstanding, in each case after giving effect to any payment of principal on such Payment Date;

[(v)

the level of LIBOR and the Interest Rates applicable to each Class of LIBOR Notes for such Payment Date;]

[(vi)

[if applicable, a statement that interest distributable on one or more Classes of LIBOR Notes on such Payment Date represents interest accrued on such Classes at a rate equal to the Available Funds Cap;]

(vii)

the Pool Balance as of such Payment Date;

(viii)

the Overcollateralization Amount for such Payment Date;

(ix)

the amount of any Delinquency Advances for such Payment Date, and the amount of any Outstanding Advances in respect of Delinquency Advances remaining after such Payment Date; the amount of any Purchase Prices deposited into the Collection Account;

(x)

the amount of current and cumulative Realized Losses on the Mortgage Loans;

(xi)

the number of Mortgagor bankruptcies;

(xii)

the number of Mortgage Loans and the aggregate Principal Balance thereof that were repurchased by the Seller or Depositor pursuant Section 2.03 hereof during the one-month period immediately preceding the related Determination Date;

(xiii)

the amount of any Applied Loss Amount applied to any Class of LIBOR Notes on such Payment Date;

(xiv)

the amount of any Basis Risk Shortfall with respect to any Class of Notes;

(xv)

the amount of any shortfalls in distributions of interest with respect to each Class of Securities on such Payment Date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior Payment Dates;

(xvi)

the amount of Servicing Fees, the Master Servicing Fee, the Indenture Trustee Fee, the Owner Trustee Fee and the Custodian Fee paid with respect to such Payment Date;

(xvii)

the amount of any Swap Payment Amount paid under the Swap Agreements; and

(xviii)

the amount of any payments received under the Rate Protection Agreements.

In addition to the information listed above, such report shall also include such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§ 229.1121) of Regulation AB.

Items (i) through (iii) above shall, with respect to the Securities be presented on the basis of a Security having an original $[   ] denomination and on an aggregate basis.  The Indenture Trustee may, at its option, make the information set forth above available each month to Securityholders and the parties to this Agreement via the Indenture Trustee’s internet website.  Access to this service shall be limited to Persons with valid passwords, and such access shall be permitted only to Persons that have submitted to the Indenture Trustee a letter substantially in the form attached hereto as Exhibit I.  The Indenture Trustee shall provide such information by mail to any Securityholder that requests paper copies.  Each calendar year following any year during which the Securities are outstanding, the Indenture Trustee shall furnish a report to each Securityholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to items (i), (ii) and (iii) above with respect to the related Securities for such calendar year.

(b)

In addition, on each Payment Date the Indenture Trustee will distribute to each Securityholder (which shall be the Depository Trust Company as long as the Securities are in book-entry form), the following information (based upon information provided to the Indenture Trustee by the Master Servicer) as of the close of business on the last business day of the prior calendar month:

(i)

the total number of Mortgage Loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of Performing Mortgage Loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

(ii)

the number and aggregate principal balance of Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

(iii)

the number and aggregate principal balance of all Mortgage Loans relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clauses (i) and (ii)).

(c)

Annually, in January of each year, the Indenture Trustee shall furnish to each Person that was a Securityholder during the prior calendar year a statement showing the aggregate interest and the aggregate principal received by such Person with respect to the Securities during the prior calendar year, together with any standard federal income tax reporting form for such information, and information furnished by the Indenture Trustee upon request pursuant to Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Securityholders in computing their market discount.

(d)

On each Payment Date, the Indenture Trustee shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention:  Contract Finance, a copy of the report delivered to Securityholders pursuant to this Section 6.08.

Section 6.09.  Presentation of Securities.

Upon receipt of notice of the final Payment Date with respect to any Class, the Indenture Trustee will notify each affected Securityholder that the next Payment Date will be the final Payment Date.  In the event that a Securityholder fails to deliver its Security(ies) for cancellation on the final Payment Date, by its purchase of a Security it agrees to indemnify the Depositor, the Master Servicer, the Indenture Trustee and the Issuer against all claims with respect to such Security arising following such Payment Date.  Claims against the Trust for payment on such Security shall be void unless made within three years from the Termination Date.

Section 6.10.  Compensating Interest.

Prior to each Payment Date, the Master Servicer shall deposit into the Note Distribution Account from its own funds, but not in excess of the amount of the Master Servicing Fee for such date, the amount of any Compensating Interest for such date.

Section 6.11.  Certain Provisions With Respect to the Underlying Securities, Rate Protection Agreements and Swap Agreements.

(a)

If the Indenture Trustee shall not have received a payment with respect to the Underlying Securities or any Rate Protection Agreement by the date on which such payment was due and payable pursuant to the terms thereof, the Indenture Trustee shall make demand upon the any Underlying Trustee or the related Rate Protection Provider, as applicable, for immediate payment, and may, and at the direction of a majority (by Voting Rights) of the Noteholders) shall, take any available legal action, including the prosecution of any claims in connection therewith. If the Indenture Trustee determines, in its sole discretion, that taking such action would create a material conflict of interest between its obligations and duties as Underlying Trustee under the Underlying Agreements and its obligations and duties under this Agreement, the Indenture Trustee may resign in accordance with Section 6.08 of the Indenture.  The Depositor and the Issuer shall cooperate with the Indenture Trustee in connection with any such demand or action to the extent reasonably requested by the Indenture Trustee.  The reasonable legal fees and expenses incurred by the Indenture Trustee in connection with the prosecution of any such legal action shall be reimbursable to the Indenture Trustee from the Trust.

(b)

The Underlying Securities and each Rate Protection Agreement shall be the property of the Issuer and shall be pledged as Collateral under the Indenture to secure payment of the Notes.

Section 6.12.  [The Pre-Funding Account] [The Revolving Account].

(a)

The [Administrator] shall establish and maintain in its name, as [Administrator], a trust account entitled “[Pre-Funding Account] [Revolving Account], in trust for the benefit of the Holders of “Bayview Commercial Asset Trust 20[   ]-[  ] Asset Backed Securities” and the funds therein shall be used solely for the purchase of [Subsequent Mortgage Loans] [Additional Mortgage Loans].  The [Pre-Funding Account] [Revolving Account] shall be an Eligible Account and if the account ceases to be an Eligible Account, the [Administrator] shall establish a new [Pre-Funding Account] [Revolving Account] that is also an Eligible Account within five Business Days and transfer all funds and investment property on deposit in the [Pre-Funding Account] [Revolving Account] into such new [Pre-Funding Account] [Revolving Account].  On the Closing Date, the Depositor shall cause to be deposited the [Pre-Funding Amount] [Revolving Amount], into the [Pre-Funding Account] [Revolving Account].  On any subsequent Transfer Date, provided the conditions set forth in Section 2.01(a) have been fully satisfied, the [Administrator] shall cause to be withdrawn from the [Pre-Funding Account ] [Revolving Account] an amount equal to the Transfer Price of any [Subsequent Mortgage Loans] [Additional Mortgage Loans] as of any applicable Transfer Date sold to the Trust and to pay such Transfer Price to the Depositor.  In no event shall the [Administrator] withdraw from the [Pre-Funding Account] [Revolving Account] an amount in excess of the [Pre-Funding Amount] [Revolving Amount] or withdraw funds from the [Pre-Funding Account] [Revolving Account] during the [Pre-Funding Period] [Revolving Period] for any other purpose.

(b)

Funds in the [Pre-Funding Account] [Revolving Account] may be invested by the [Administrator] in Eligible Investments at the written direction of the [Depositor].  All income and gain on such investments shall be for the benefit of the [Depositor] and shall be subject to withdrawal on order by the [Depositor] from time to time.  The amount of any losses incurred in respect of any such investments shall be paid by the [Depositor] by a deposit in the [Pre-Funding Account] [Revolving Account] out of its own funds, without any right of reimbursement therefor, immediately as realized.

On the Business Day immediately following the end of the [Pre-Funding Period] [Revolving Period], the [Administrator] shall transfer any amounts on deposit in the [Pre-Funding Account] [Revolving Account] to the Certificate Account for distribution on the Payment Date occurring in [            ] as principal to the Holders of the Notes in accordance with this Article VI.]

Section 6.13.  [The Capitalized Interest Account].

(a)

The [Administrator] shall establish and maintain a trust account (the “Capitalized Interest Account”).  The Capitalized Interest Account shall be entitled “Capitalized Interest Account, in trust for the benefit of the Holders of Bayview Commercial Asset Trust 20[   ]-[  ] Asset Backed Securities.”  The Capitalized Interest Account shall be an Eligible Account.  On the Closing Date, the Seller shall deposit in the Capitalized Interest Account the Original Capitalized Interest Amount.  On the Business Day preceding any Payment Date occurring during the Pre-Funding Period, the [Administrator] shall withdraw from the Capitalized Interest Account an amount equal to the Capitalized Interest Requirement for deposit into the Distribution Account for distribution to Certificateholders in accordance with this Article VI on such Payment Date.

(b)

Amounts on deposit in the Capitalized Interest Account may be invested by the [Administrator] in Eligible Investments at the written direction of the Seller.  All investment income and other gain on such investments shall be for the benefit of the Seller and shall be subject to withdrawal on order of the Seller from time to time.  The amount of any losses incurred in respect of any such investments shall be paid by the Seller by a deposit into the Capitalized Interest Account of its own funds, immediately as realized.  In the event the Seller does not provide written direction to the [Administrator] pursuant to this Section, all funds on deposit in the Capitalized Interest Account shall be invested in a money market or common trust fund as described in paragraph [(viii)] of the definition of “Eligible Investments” set forth in Article I.

(c)

On the Payment Date in [     ], all amounts, if any, on deposit in the Capitalized Interest Account shall be withdrawn by the [Administrator] and distributed to the Seller and the Capitalized Interest Account shall be terminated.]

ARTICLE VII

REMEDIES

Section 7.01.  Limitation on Suits.

No Securityholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)

there is a continuing Event of Master Servicer Default and such Securityholder has previously given written notice to the Indenture Trustee of a continuing Event of Master Servicer Default;

(b)

the Required Securityholders shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Master Servicer Default in its own name as Indenture Trustee hereunder;

(c)

such Securityholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)

the Indenture Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(e)

no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period by the Required Securityholders;

it being understood and intended that no one or more Securityholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Securityholders, or to obtain or to seek to obtain priority or preference over any other Securityholders or to enforce any right under this Agreement, except in the manner herein provided and for the ratable benefit of all the Securityholders as provided herein.

Section 7.02.  Restoration of Rights and Remedies.

If the Indenture Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Securityholder, then and in every such case, subject to any determination in such proceeding, the Seller, the Indenture Trustee and the Securityholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Securityholders shall continue as though no such proceeding had been instituted.

Section 7.03.  Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Securityholders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.04.  Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee or of any Securityholder to exercise any right or remedy accruing upon any Event of Master Servicer Default shall impair any such right or remedy or constitute a waiver of any such Event of Master Servicer Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Indenture Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, as permitted under the terms hereof, by the Indenture Trustee or by the Securityholders, as the case may be.

Section 7.05.  Control by Securityholders.

(a)

Subject to Section 7.06 hereof, the Required Securityholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee hereunder; provided, that (i) such direction shall not be in conflict with any rule of law or with this Agreement, (ii) such direction shall not involve any action for which the Indenture Trustee reasonably believes it may not obtain compensation or reimbursement for hereunder or, if the Indenture Trustee determines that such compensation or reimbursement is not available, such Securityholders have not offered the Indenture Trustee reasonable indemnity for the cost of such actions, and (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

(b)

Prior to the occurrence of an Event of Master Servicer Default hereunder and after the curing or waiver of all Events of Master Servicer Default which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Required Securityholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Agreement, the Indenture Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action.  The reasonable expense of every such examination relating to an Event of Master Servicer Default shall be paid by the Master Servicer if an Event of Master Servicer Default shall have occurred and be continuing, and otherwise by the Securityholders requesting the investigation.

Section 7.06.  Waiver of Past Defaults.

The Required Securityholders may on behalf of the Securityholders of all the Securities waive any past default hereunder and its consequences.

Upon any such waiver, such default shall cease to exist, and any Event of Master Servicer Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 7.07.  Undertaking for Costs.

All parties to this Agreement agree, and each Securityholder by the acceptance of a Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.07 (other than this clause) shall not apply to any suit instituted by the Depositor, by the Indenture Trustee, by the Owner Trustee, by the Master Servicer, by any Securityholder or group of Securityholders holding in the aggregate more than [   ]% of the Voting Rights of the outstanding Securities, or to any suit instituted by any Securityholder for the enforcement of the payment of any principal of or interest on any Security.

Section 7.08.  Waiver of Stay or Extension Laws.

The Depositor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Depositor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

LIMITATION ON LIABILITY; INDEMNITIES

Section 8.01.  Liabilities of Mortgagors.

No obligation or liability of any Mortgagor under any of the Mortgage Loans is intended to be assumed by the Depositor, the Master Servicer, the Issuer, the Indenture Trustee, the Custodian, the Holder of any Security under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Master Servicer, the Indenture Trustee, the Issuer and the Holders of each Security expressly disclaim such assumption.

Section 8.02.  Liability of the Depositor.

(a)

The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

(b)

Neither the Depositor, nor any of the directors, officers, employees or agents of the Depositor, shall be under any liability to the Issuer, the Master Servicer, the Indenture Trustee or any Securityholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder.  The Master Servicer, the Indenture Trustee, and any director, officer, employee or agent of the Master Servicer or the Indenture Trustee may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

Section 8.03.  Relationship of Master Servicer.

The relationship of the Master Servicer (and of any Successor Master Servicer under this Agreement) to the Indenture Trustee, the Issuer and the Depositor under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, partner or agent of the Indenture Trustee, the Issuer or the Depositor, except as otherwise stated herein.

Section 8.04.  Indemnities of the Master Servicer.

(a)

Subject to Section 4.33 hereof, the Master Servicer agrees to indemnify the Issuer, the Indenture Trustee, the Custodian and the Depositor and their respective directors, officers, employers and agents (the “Indemnified Parties”) from, and hold them harmless against, any and all costs, expenses (including reasonable attorney fees and disbursements), losses, claims, damages and liabilities that the Indemnified Parties may sustain to the extent attributable to the failure of the Master Servicer to perform its duties under this Agreement in compliance with its obligations hereunder, including, without limitation, its obligation to master service the Mortgage Loans in compliance with the terms of this Agreement.  Each Indemnified Party shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Issuer, the Depositor or the Indenture Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  This indemnification shall survive the termination of this Agreement and the resignation or removal of the Master Servicer.

(b)

This Section 8.04 shall survive the termination of this Agreement, the resignation or removal of the Master Servicer, and the resignation or removal of the Indenture Trustee, with respect to the acts or omissions of the Master Servicer while it acted as Master Servicer.

Section 8.05.  Liability of Owner Trustee.

It is expressly understood and agreed by the parties hereto that:

(a)

this Agreement is executed and delivered by [          ], not individually or personally, but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it,

(b)

each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by [          ] but is made and intended for the purpose for binding only the Issuer,

(c)

nothing herein contained shall be construed as creating any liability on [          ], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and

(d)

under no circumstances shall [          ] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement.

ARTICLE IX

[RESERVED]

ARTICLE X

MISCELLANEOUS

Section 10.01.  Termination of Agreement.

The respective obligations and responsibilities of the Master Servicer, the Depositor, the Issuer and the Indenture Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the date (the “Termination Date”) which is the earlier to occur of:

(i)

the day after the day on which the Securities are paid in full (including payment pursuant to Section 10.02 below); and

(ii)

the date that is 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 10.02.  Optional Termination.

[(a) On any Payment Date on or after the first Payment Date on which the Asset Balance for such date is less than [       ] percent of the Cut-off Date Asset Balance, [       ], acting directly or through one or more Affiliates, may purchase from the Issuer all (but not fewer than all) of the Loan Assets and all other property of the Issuer at a cash price equal to the sum of (A) the sum of (w) the greater of (i) the sum of the unpaid principal balance of each Mortgage Loan and the Underlying Securities Balance immediately prior to the date of purchase and (ii) the fair market value of such Mortgage Loans and Underlying Securities (disregarding accrued interest), (x) any accrued and unpaid interest on the Mortgage Loans from the date as to which interest was last paid to (but not including) the Due Date in the Due Period immediately preceding the related Payment Date, calculated at the Mortgage Rate thereon and any accrued and unpaid interest on the Underlying Securities to but not including the related Payment Date, (y) any unreimbursed Servicing Advances with respect to such Mortgage Loan and (z) the fair market value of all other property of the Trust, and (B) the Yield Maintenance Amount (such amount, the “Termination Price”).  [       ] shall deliver written notice of its intention to exercise such option to the Issuer, the Indenture Trustee and the Master Servicer not less than ten days prior to the applicable Payment Date.

The right of [       ] so to exercise such optional purchase right is superior to such right of the Master Servicer.  The Master Servicer may only exercise such optional right if [       ] explicitly declines to do so.  In connection with such purchase, the Master Servicer shall remit to the Indenture Trustee all amounts then on deposit in the Collection Account in respect of the related Total Distribution Amount for deposit to the Note Distribution Account, which deposit shall be deemed to have occurred immediately preceding such purchase.]

(b)

In connection with any purchase of the property of the Trust pursuant to this Section 10.02, the Master Servicer shall reimburse itself and each applicable Servicer for any amounts to be reimbursed to the Master Servicer or such Servicer pursuant to this Agreement and the applicable Servicing Agreements from funds in the Collection Account prior to remitting the balance of the funds in the Collection Account to the Note Distribution Account.  Promptly following any such purchase pursuant to this Section, the Indenture Trustee or the Custodian shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 10.02, or otherwise upon its order.

Section 10.03.  Certain Notices upon Final Payment.

[       ] shall give the Issuer, the Indenture Trustee, each Rating Agency, each Securityholder and the Depositor at least 30 days’ prior written notice of the date on which the Trust is expected to terminate in accordance with Section 10.01, or the date on which the Securities will be redeemed in accordance with Section 10.02.  Not later than the fifth Business Day in the Due Period in which the final distribution in respect to the Securities is payable to the Securityholders, the Indenture Trustee shall mail to the Holders of the Securities a notice specifying the procedures with respect to such final distribution.  The Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Securityholders.  Following the final distribution thereon, such Securities shall become void, no longer outstanding and no longer evidence any right or interest in the Loan Assets, the Mortgage Files or any proceeds of the foregoing.

Section 10.04.  Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders of the Securities, and their respective successors and permitted assigns.  No other Person will have any right or obligation hereunder.

Section 10.05.  Amendment.

(a)

This Agreement may be amended from time to time by the Issuer, the Custodian, the Depositor, the Master Servicer and the Indenture Trustee, without the consent of any of the Holders of the Securities, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein that may be inconsistent with any other provision herein, to correct any error or to conform the provisions hereof to statements made in the Prospectus, (iii) to obtain or maintain a rating for a Class of Securities from a nationally recognized statistical rating organization, (iv) to change the timing and/or nature of deposits in the Trust Accounts or the Certificate Distribution Account or to change the name in which the Collection Account is maintained (except that (x) deposits into the Certificate Distribution Account and the Note Distribution Account must be made no later than the related Payment Date and (y) either (1) such change may not adversely affect in any material respect the interests of any Securityholder, as evidenced by an Opinion of Counsel or (2) such change may not adversely affect the then-current rating of any rated Classes of Securities, as evidenced by letters from the Rating Agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the Trust, provided that the Indenture Trustee has received an Opinion of Counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any Securityholder or (y) to restrict the transfer of any Residual Interest Certificate, provided that the Depositor has determined that such change would not adversely affect the applicable ratings of any Classes of the Securities, as evidenced by letters from each Rating Agency and (vi) to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions hereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder as evidenced by either an Opinion of Counsel or by a letter from each Rating Agency to the effect that such change will not adversely affect the applicable ratings of any Classes of the Securities.

(b)

This Agreement may also be amended from time to time by the Issuer, the Custodian, the Master Servicer, the Depositor and the Indenture Trustee, with the consent of the Required Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Security then outstanding, (b) reduce the percentage required to consent to any such amendment, (c) cause the Trust to be taxable as a corporation for federal income tax purposes or (d) modify this Section 10.05(b) without the consent of the Holders of all of the Securities.  The Indenture Trustee may set a record date for purposes of determining the holders entitled to give a written consent or waive compliance as authorized or permitted by this Section 10.05(b). Such record date shall not be more than 30 days prior to the first solicitation to such consent or waiver.

(c)

Promptly after the execution of any amendment or consent pursuant to this Section 10.05, the Indenture Trustee shall furnish a copy of such amendment to each Holder of a Security and, not later than the tenth Business Day preceding the effectiveness of any such amendment, to each Rating Agency.

(d)

The manner of obtaining consents and of evidencing the authorization of the execution thereof by Holders of the Securities shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(e)

The Indenture Trustee and the Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s or Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(f)

In connection with any amendment pursuant to this Section 10.05, the Indenture Trustee, the Master Servicer and the Issuer shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Agreement and that all conditions precedent to the execution of such amendment in accordance with the relevant provisions of this Section 10.05 have been met.

Section 10.06.  Notices.

(a)

All communications and notices to the parties hereto shall be in writing and delivered as follows:

If to the Issuer, to:

Bayview Commercial Asset Trust 20[   ]-[  ]
c/o [          ]
[
                   ]

Attention:  [          ]

Facsimile:   [          ]

with a copy to the Master Servicer.

If to the Master Servicer, to:

[          ]
[

                    ]

Attention: [          ]
Telephone: [          ]

Telecopier: [          ]

If to the Master Servicer via overnight delivery to:

[
                   ]

Attention: [          ]
Telephone: [          ]

Telecopier: [          ]

If to the Indenture Trustee or the Custodian, to:

[          ]
[
                   ]
Attention: [          ]
Telephone:  [          ]
Facsimile:   [          ]

If to the Depositor to:

BLG Securities Company, LLC

4425 Ponce de Leon Boulevard, 5th Floor

Coral Gables, Florida 33146

Telephone:  (305) 854-8880

Facsimile:   (305) 854-2031

If to the Rating Agencies, to:

[Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attn:  Bayview Commercial Asset Trust 20[   ]-[  ]
Telephone:  (212) 553-0300
Telecopier:  (212) 553-0881]

[Standard & Poor’s Ratings Services
55 Water Street, 41st Floor
New York, NY  10041
Attn:  Bayview Commercial Asset Trust 20[   ]-[  ]
Telephone:  (212) 438-2000
Telecopier:  (212) 438-2661]

[Fitch Ratings
1 State Street Plaza, 30th Floor
New York, NY  10004
Attn:  Bayview Commercial Asset Trust 20[   ]-[  ]
Telephone:  (212) 908-0500
Telecopier:  (212) 480-4435]

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

(b)

The Indenture Trustee shall, at the expense of the Trust Assets, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Securities or the Trust Assets, to the extent that such information is reasonably available to the Indenture Trustee.

(c)

All communications and notices to Securityholders given pursuant hereto shall be in writing and mailed first class mail, postage prepaid at the address shown above, or, in the case of the Securityholders, at the address shown in the Note Register or Certificate Register, as applicable.  Such notices shall be deemed given when mailed.

Section 10.07.  Merger and Integration.

Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 10.08.  Headings.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 10.09.  Provision of Information.

Upon request, the Depositor shall make available to the Initial Purchasers such information as is reasonably available to the Depositor regarding procedures employed by the Seller or its affiliates to ensure that any Mortgage Loans subject to the Home Ownership and Equity Protection Act of 1994 or comparable state laws were originated in compliance with such laws.

Section 10.10.  Severability of Provisions.

If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the rights of the Securityholders or the rights of the Issuer or the Indenture Trustee.

Section 10.11.  No Proceedings.

Notwithstanding any prior termination of this Agreement, the Indenture Trustee, the Master Servicer and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuer or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuer.

Section 10.12.  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)

THE ISSUER, THE MASTER SERVICER, THE DEPOSITOR, THE CUSTODIAN AND THE INDENTURE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, SOLELY WITH RESPECT TO MATTERS ARISING UNDER THIS AGREEMENT, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 10.06 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT THEREOF.  THE MASTER SERVICER, THE DEPOSITOR AND THE INDENTURE TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ISSUER, THE MASTER SERVICER, THE DEPOSITOR, THE CUSTODIAN AND THE INDENTURE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY SUCH PERSON TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

(c)

THE ISSUER, THE MASTER SERVICER, THE DEPOSITOR, THE CUSTODIAN AND THE INDENTURE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT.  INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 10.13.  Counterparts.

This Agreement may be executed in counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 10.14.  Taxes.

(a)

The Master Servicer shall perform, or cause to be performed, such duties and take, or cause to be taken, such actions, as are required to be performed or taken with respect to the Trust under the Code, including the duties and actions of the Owner Trustee or the Trust under Section 5.05 of the Trust Agreement.  The Master Servicer shall prepare for signature by the Owner Trustee and, upon obtaining such signature, shall file or cause to be filed with the Internal Revenue Service federal tax or information returns with respect to the Trust and the Securities containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Holders such statements or information at the times and in such manner as may be required thereby; provided, however, that the Master Servicer shall not be required to compute the Issuer’s gross income; and provided, further, that the Master Servicer shall not be required to prepare and file partnership tax returns on behalf of the Issuer unless it receives an opinion of counsel (which shall not be at the Master Servicer’s expense, but shall be at the expense of the Seller or other party furnishing such opinion) as to the necessity of such filings; and provided, further, that for purposes of preparing any tax or information returns, the Master Servicer shall be entitled to rely solely on each Underlying Trustee to provide to the Master Servicer in a timely fashion information concerning income accruals on the related Underlying Securities for each accrual period.  The Owner Trustee shall sign all tax information returns filed pursuant to this Section, unless applicable law requires the signature of an Owner, in which case such documents will be signed in accordance with Section 5.05 of the Trust Agreement.

(b)

The Master Servicer shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including the Internal Revenue Service’s Form 1041 prepared for a grantor trust signed by the Owner Trustee, and including any other reports that must be filed with the Securityholders.  Furthermore, the Master Servicer shall report to Holders, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Master Servicer by the Seller with respect to such allocation of expenses. Absent specific instructions, the Master Servicer shall allocate expenses to Holders based on the right of each Holder to gross stated interest on the Mortgage Loans, with the Residual Certificateholder treated for this purpose as having the right to all stated interest not allocated to the Holders of the Class [   ] Certificates.  The Master Servicer shall collect any forms or reports from the Holders determined by the Seller to be required under applicable federal, state and local tax laws.

(c)

Unless required otherwise by provisions of the Internal Revenue Code or interpretations thereof, the Master Servicer shall treat the Trust as a grantor trust and not as an association taxable as a corporation for federal income tax purposes.

(d)

The Depositor, the Indenture Trustee and the Issuer covenant and agree to, within ten Business Days after the Closing Date, provide to the Master Servicer any information necessary to enable the Issuer to meet its obligations under subsection (b) above.

(e)

The Indenture Trustee, the Issuer, the Depositor and the Master Servicer each covenants and agrees for the benefit of the Holders to knowingly take no action or fail to take any action, which would, if taken or not taken, as the case may be, result in the Trust at any time being taxable as a corporation under the Code, including, without limitation, for purposes of this paragraph any alteration, modification, amendment, extension, waiver or forbearance with respect to any Mortgage Loan.

(f)

Neither the Depositor, the Owner Trustee  nor the Indenture Trustee shall enter into any arrangement by which the Indenture Trustee or the Owner Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust, other than as expressly contemplated by this Agreement; provided, that  the Indenture Trustee, the Owner Trustee and the Depositor may engage in any of the transactions prohibited by such clauses, provided that the Indenture Trustee and the Issuer  shall have received an Opinion of Counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause the Trust to be taxable as a corporation under the Code; provided, however, that such transaction is otherwise permitted under this Agreement.

Section 10.15.  Additional Limitation on Action and Imposition of Tax.

Except as otherwise provided in this Agreement, neither the Indenture Trustee nor the Issuer shall, without having obtained an Opinion of Counsel experienced in federal income tax matters to the effect that such transaction does not adversely affect the characterization of the Trust or the Notes for federal income tax purposes or cause the Trust to be subject to tax, (i) sell any assets of the Trust, (ii) accept any contribution of assets after the Closing Date or (iii) agree to any modification of this Agreement.

Section 10.16.  Periodic Filings.

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter, within 15 days after each Payment Date, the Indenture Trustee shall, in accordance with applicable law and regulation and industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR) a Form 10-D together with a copy of the statement to the Certificateholders for such Payment Date as an exhibit thereto and any other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§ 229.1121) of Regulation AB, so long as such information is made available to the Indenture Trustee in a format compatible with EDGAR filing requirements.   Prior to [          ], 20[  ], the Indenture Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust, if applicable.  Prior to [          ], 20[  ], the Indenture Trustee shall file [(but will not be required to execute)] a Form 10-K, in substance conforming to industry standards, with respect to the Trust.  The Form 10-K shall include (w) the certification required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act (the “Form 10-K Certification”) signed by an appropriate party or parties designated by the Depositor [(which Form 10-K Certification the Indenture Trustee shall not be required to sign)], (x) the annual certifications delivered by the Indenture Trustee, the Administrator, the Master Servicer, the Owner Trustee, each Servicer (or any Subservicer on behalf of such Servicer) and the Custodian pursuant to any basic document, (y) the related public accounting firm attestation reports and (z) such other information as is required by the SEC Rules and Regulation AB.  If any party’s report on assessment of compliance with servicing criteria required by clause (x) in the immediately preceding sentence, or the related public accounting firm attestation report required by clause (y) in the immediately preceding sentence, identifies any material instance of noncompliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), the Indenture Trustee shall identify the material instance of noncompliance in such report in the Form 10-K; and in the event that the Indenture Trustee is unable to include any report required by either clause (x) or (y) in the immediately preceding sentence in the Form 10-K, the Indenture Trustee shall disclose such fact in the Form 10-K together with an explanation as to why such report is not included as an exhibit to the Form 10-K.  The Indenture Trustee shall have no liability for any delay in filing the form 10-K due to the failure of any party to timely sign the Form 10-K Certification.  The Depositor agrees to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Indenture Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Indenture Trustee shall have no responsibility to file any items other than those specified in this section.

If so requested, the Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit Q for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Indenture Trustee shall not be required to undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K).

Section 10.17.  Reporting Requirements of the Commission

(a)

     On or before March 1 of each calendar year, the Indenture Trustee shall deliver to the Master Servicer, each Servicer, each Subservicer (if any) and the Depositor a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Indenture Trustee, and that are backed by the same asset type as the Mortgage Loans.  Each such report shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

(b)

      On or before March 1 of each calendar year, the Indenture Trustee shall deliver to the Master Servicer, each Servicer, each Subservicer (if any) and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Indenture Trustee pursuant to subsection (a) above.  Each such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

(c)

       The Indenture Trustee shall notify the Master Servicer, the Servicer, the Subservicer (if any) and the Depositor (i) of any legal proceedings pending against the Administrator of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Administrator shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the Issuer, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicer, any Originator contemplated by Item 1110 (§ 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (§ 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (§§ 229.1114-1115) of Regulation AB or any other material party to the Trust contemplated by Item 1100(d)(1) (§ 229.1100(d)(1)) of Regulation AB, as applicable.

Section 10.18.  Rule 144A Information; Periodic Filings.

(a) For so long as any of the Private Certificates are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Indenture Trustee agrees to provide to any holder of Private Securities and to any prospective purchaser of Private Securities designated by such a Securityholder, upon the request of such Securityholder or prospective purchaser, the information specified below, which is intended to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act; provided that this Section shall require, as to the Issuer, the Indenture Trustee or the Master Servicer, only that the Indenture Trustee provide publicly available information regarding it, the Issuer or the Master Servicer in response to any such request:

(i)

the Prospectus and any amendments and supplements thereto;

(ii)

the Basic Documents and any amendments thereto;

(iii)

the Master Servicer’s and each Servicer’s certificates required pursuant to Section 4.28 of this Agreement and Section 2.5(h) of the applicable Servicing Agreement;

(iv)

copies of each statement or report sent to Securityholders pursuant to Section 6.08 during the 12 months immediately prior to such request; and

(v)

such other information as is reasonably available to the Indenture Trustee and is directly related to the distributions on the Securities and the Underlying Securities and the servicing and performance of the Mortgage Loans.

Any recipient of information provided pursuant to this Section shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Securities by the prospective purchaser.  The Issuer and the Indenture Trustee shall have no responsibility for the sufficiency under Rule 144A of any information so provided by the Indenture Trustee to any Securityholder or prospective purchaser of Securities.

(b)

The Indenture Trustee will provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Commission pursuant to Section 10.16 and (ii) a copy of any other document incorporated by reference in the Prospectus to the extent in the possession of the Indenture Trustee.  Any reasonable out-of-pocket expenses incurred by the Indenture Trustee in providing copies of such documents shall be reimbursed by the Depositor.

On each Payment Date, the Indenture Trustee shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention:  Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 6.08.

IN WITNESS WHEREOF, the parties hereto have caused this Transfer and Servicing Agreement to be executed by their respective officers thereunto duly authorized on the day and year first above written.

BLG SECURITIES COMPANY, LLC,
as Depositor

By:  ______________________________________

[          ], not in [his/her] individual

capacity but solely as Co-Trustee

[          ],

as Master Servicer

By:  ______________________________________

Name:

Title:

BAYVIEW COMMERCIAL ASSET TRUST 20[   ]-[  ], as Issuer

By:  [          ],

not in its individual capacity but solely

as Owner Trustee

By:  ______________________________________

Name:

Title:

[          ], as Custodian

By:  ______________________________________

Name:

Title:

[          ], as Indenture Trustee

By: ______________________________________

Name:

Title:

Accepted and Agreed to for purposes of Section 4.06
and Section 4.34 only:

[Seller]

By:  [       ],

By:  ______________________________________

Name:  [          ]

Title:  [          ]

EXHIBIT A

FORM OF MASTER SERVICER’S MONTHLY REPORT

EXHIBIT B

FORM OF INITIAL CERTIFICATION

[Date]

BLG Securities Company, LLC

4425 Ponce de Leon Boulevard, 5th Floor

Coral Gables, Florida 33146

Bayview Commercial Asset Trust 20[   ]-[  ]

c/o [          ]

[

                    ]

Re:

Transfer and Servicing Agreement dated as of [          ], among BLG Securities Company, LLC, Bayview Commercial Asset Trust 20[   ]-[  ], [          ] and [          ] (the “Transfer and Servicing Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of the Transfer and Servicing Agreement, the undersigned, as [Custodian on behalf of] the Indenture Trustee, hereby certifies that as to any Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attachment hereto), it has reviewed the documents delivered to it pursuant to the Transfer and Servicing Agreement and has determined that (i) all Mortgages Notes and Assignments, installment sale contracts or contracts for purchase required to be delivered to it pursuant to the Transfer and Servicing Agreement are in its possession and (ii) each such Mortgage Note and Assignment, installment sale contract or contract for purchase has been reviewed by it and appears regular on its face, appears to bear original signatures, and has not been mutilated, damaged, torn or otherwise physically altered and relates to such Mortgage Loan. The undersigned has made no independent examination of such documents beyond the review specifically required in the Transfer and Servicing Agreement.  The undersigned makes no representations or warranties as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

This Certificate is subject in all respects to the Transfer and Servicing Agreement including, but not limited to, Section 2.02.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement.

[[Custodian], on behalf of ]
[          ],
 as Indenture Trustee

By:________________________________

Name:

Title:

EXHIBIT C

FORM OF INTERIM CERTIFICATION

[Date]

BLG Securities Company, LLC

4425 Ponce de Leon Boulevard, 5th Floor

Coral Gables, Florida 33146

Bayview Commercial Asset Trust 20[   ]-[  ]

c/o [          ]

[

                    ]

Re:

Transfer and Servicing Agreement dated as of [          ], among BLG Securities Company, LLC, Bayview Commercial Asset Trust 20[   ]-[  ], [          ] and [          ] (the “Transfer and Servicing Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of the Transfer and Servicing Agreement, the undersigned, as [Custodian on behalf of the] Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attached hereto), it (or its custodian) has received the applicable documents listed in Section 2.01 of the Transfer and Servicing Agreement.

The undersigned hereby certifies as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that (a) each such document has not been mutilated, damaged or torn and relates to the Mortgage Loan identified in such document and (b) the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii) of the definition of Mortgage Loan Schedule contained in the Transfer and Servicing Agreement accurately reflects information set forth in the Mortgage File.

This Certificate is qualified in all respects by the terms of the Transfer and Servicing Agreement including, but not limited to, Section 2.02.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement.

[[Custodian], on behalf of ]
[          ],
 as Indenture Trustee

By:________________________________

Name:

Title:

EXHIBIT D

FORM OF FINAL CERTIFICATION

[Date]

BLG Securities Company, LLC

4425 Ponce de Leon Boulevard, 5th Floor

Coral Gables, Florida 33146

Bayview Commercial Asset Trust 20[   ]-[  ]

c/o [          ]

[

                    ]

Re:

Transfer and Servicing Agreement dated as of [          ], among BLG Securities Company, LLC, Bayview Commercial Asset Trust 20[   ]-[  ], [          ] and [          ] (the “Transfer and Servicing Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of the Transfer and Servicing Agreement, the undersigned, as [Custodian on behalf of the] Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attached hereto), it (or its custodian) has received the applicable documents listed in Section 2.01 of the Transfer and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified in the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (iii) of the Mortgage Loan Schedule is correct.

This Certificate is qualified in all respects by the terms of the Transfer and Servicing Agreement including, but not limited to, Section 2.02.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement.

[[Custodian], on behalf of ]
[          ],
 as Indenture Trustee

By:________________________________

Name:

Title:

EXHIBIT E

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

[Indenture Trustee]

[Custodian]

Re:

Transfer and Servicing Agreement dated as of [          ], among BLG Securities Company, LLC, Bayview Commercial Asset Trust 20[   ]-[  ], [          ] and [          ] (the “Transfer and Servicing Agreement”)

In connection with the administration of Mortgage Loans held by you as [Indenture Trustee] [Custodian], we hereby request the release, and acknowledge receipt, of the [specify documents] for the Mortgage Loans described below, for the reason indicated.

Mortgagor’s Name Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one):

    1.

Mortgage Loan Paid in Full.  (All amounts received in connection therewith have been credited to the Collection Account and remitted to (as applicable) the Indenture Trustee and/or the Owner Trustee for deposit into the Note Distribution Account and the Certificate Distribution Account pursuant to the Transfer and Servicing Agreement.)

    2.

Mortgage Loan Liquidated.  (All proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account and remitted to (as applicable) the Indenture Trustee and/or the Owner Trustee for deposit into the Note Distribution Account and the Certificate Distribution Account pursuant to the Transfer and Servicing Agreement.)

    3.

Mortgage Loan in foreclosure or another method of liquidation pursuant to the Transfer and Servicing Agreement.

    4.

Mortgage Loan subject to documentation corrections for errors and ambiguities.  (The documentation released pursuant to this Request for Release of Documents has errors or ambiguities that require correction and that such documentation shall be corrected in a prompt manner and returned to the Custodian in accordance with the Transfer and Servicing Agreement; provided, however, that no more than one hundred Indenture Trustee’s Mortgage Files shall be released at any one time.)

    5.

Mortgage Loan repurchased pursuant to Section 2.03 of the Transfer and Servicing Agreement.  (The Purchase Price, or the Substitution Amount, if any, has been credited to the Collection Account and remitted to the Indenture Trustee and/or the Owner Trustee for deposit into the Note Distribution Account and/or the Certificate Distribution Account pursuant to the Transfer and Servicing Agreement.)

    6.

Subject to the approval of the Indenture Trustee set forth below, other release (explain):

If box 1, 2 or 5 above is checked, and if all or part of the Indenture Trustee’s Mortgage Files were previously released to BLG Securities Company, LLC, please release to BLG Securities Company, LLC its previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 3 or 4 above is checked, upon the return of all of the above documents to you as the [Indenture Trustee] [Custodian], please acknowledge your receipt by signing in the space indicated below, and returning this form.

If box 6 above is checked, and the Mortgage Loan is being foreclosed, the Mortgage File will be returned when no longer required for such purpose.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Transfer and Servicing Agreement.

[SERVICER][SELLER]

By:   ____________________________________

Name:

Title:

Date:

EXHIBIT F

SWAP AGREEMENTS

EXHIBIT G

RATE PROTECTION AGREEMENTS

EXHIBIT H

LIST OF SERVICING AGREEMENTS AND SUBSERVICING AGREEMENTS

EXHIBIT I

FORM OF CONFIRMATION AND CONFIDENTIALITY AGREEMENT

[          ], as Indenture Trustee
[       ]
[       ]
Attention:  [       ]

Re:  Bayview Commercial Asset Trust 20[   ]-[  ]

Ladies and Gentlemen:

This letter is delivered to you in connection with a request for information by the undersigned beneficial holder (the “Holder”) or the undersigned prospective transferee (the “Transferee”) of [Class __ Notes (the “Notes”)][Residual Interest Certificates].  [The Notes were issued pursuant to the Indenture dated as of [          ] (the “Indenture”), by and between Bayview Commercial Asset Trust 20[   ]-[  ], as issuer and [          ], as indenture trustee][The Residual Interest Certificates were issued pursuant to the Trust Agreement dated as of [          ] (the “Trust Agreement”) by and between [          ], as owner trustee and BLG Securities Company, LLC, as depositor].  All terms used herein and not otherwise defined shall have the meanings set forth in the [Indenture][Trust Agreement].  The undersigned hereby certifies, represents and warrants to you, that:

INITIAL BOX AS APPLICABLE

1.     _____

In the case of a request for information by a direct or beneficial holder of [Notes][Residual Interest Certificates]:  the undersigned is a direct or beneficial holder of [Notes][Residual Interest Certificates] and is requesting the information solely for use in evaluating such party’s investment in the [Notes][Residual Interest Certificates] and will otherwise keep such information confidential.

2.     _____

In the case of a request for information by a prospective transferee:  (i) the undersigned holder is a direct or beneficial holder of [Notes][Residual Interest Certificates] and the undersigned requesting party is a prospective transferee of the undersigned holder’s [Notes][Residual Interest Certificates] and (ii) the undersigned requesting party is a prospective transferee of [Notes][Residual Interest Certificates], is requesting the information solely for use in evaluating a possible investment in [Notes][Class Residual Interest Certificates] and will otherwise keep such information confidential.

IN WITNESS WHEREOF, the parties hereto have caused this Confirmation and Confidentiality Agreement to be executed this ___ day of ______________, 200__.

[___________________________],
HOLDER

By:  __________________________
Name:
Title:

[_____________________________],
TRANSFEREE

By:  __________________________
Name:
Title:

[EXHIBIT J

FORM OF ADDITION NOTICE

Pursuant to Section 2.01(a) of the Transfer and Servicing Agreement dated as of [          ], by and among BLG Securities Company, LLC, as depositor (the “Depositor”), [          ], as master servicer (the “Master Servicer”) and [           ], as indenture trustee (the “Indenture Trustee”), the Depositor hereby provides notice to the Indenture Trustee, the Master Servicer and the Rating Agencies that the Subsequent Mortgage Loans identified on Schedule I attached hereto will be sold to the Trust on [_______] (the “Transfer Date”) pursuant to a Transfer Supplement.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Transfer and Servicing Agreement.

BLG SECURITIES COMPANY, LLC, as Depositor

By:  _______________________________

Name:

Title:

SCHEDULE I TO
ADDITION NOTICE]

SCHEDULE I

MORTGAGE LOAN SCHEDULE

SCHEDULE I-A

PERFORMING MORTGAGE LOANS

SCHEDULE I-B

NON-PERFORMING MORTGAGE LOANS

SCHEDULE I-C

SIMPLE INTEREST MORTGAGE LOANS

SCHEDULE I-D

[Reserved]

SCHEDULE I-E

PREPAYMENT PREMIUM CONVEYED MORTGAGE LOANS

SCHEDULE I-F

BI-WEEKLY MORTGAGE LOANS

SCHEDULE I-G

CONVERTIBLE MORTGAGE LOANS

SCHEDULE I-H

[Reserved]

SCHEDULE I-I

HOLDBACK MORTGAGE LOANS

SCHEDULE I-J

[Reserved]

SCHEDULE II-A

[Reserved]